UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Amendment No.1)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PHARMATHENE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.

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(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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May 9, 2013

Dear Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of PharmAthene, Inc., to be held on Tuesday, June 11, 2013 at 10:00 a.m. (Eastern Time) at 1301 K Street, NW, East Tower, Sixth Floor, Washington, DC 20005.  Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and proxy statement.

We hope that you will be able to attend the Annual Meeting.  Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting.  Therefore, we urge you to submit your proxy by signing, dating and returning the enclosed proxy card in the envelope provided at your earliest convenience.  If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy card.

On behalf of PharmAthene, I would like to express our appreciation for your support and continued interest in the affairs of the Company.  We look forward to seeing you at the Annual Meeting.

Sincerely,

Jordan P. Karp

Corporate Secretary

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 11, 2013

To our Stockholders:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of PharmAthene, Inc. to be held on Tuesday, June 11, 2013 at 10:00 a.m. (Eastern Time) at 1301 K Street, NW, East Tower, Sixth Floor, Washington, DC 20005.  The purpose of the Annual Meeting will be to consider the following proposals:

1.           to elect up to eight directors to the Board of Directors to serve until our 2014 Annual Meeting of Stockholders and until their successors have been elected and qualified (“proposal 1”);

2.           to consider and provide an advisory (non-binding) vote to approve the compensation of our named executive officers as described in the proxy statement (“say-on-pay proposal” or “proposal 2”);

3.           to consider and provide an advisory (non-binding) vote regarding the frequency of holding future say-on-pay votes (“frequency proposal” or “proposal 3”);

4.           to ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered accounting firm for the fiscal year ending December 31, 2013 (“proposal 4”); and

5.           to transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

You are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting, if you were the holder of record of any shares of our common stock at the close of business on April 18, 2013, the record date for the Annual Meeting fixed by the Board.

Our Board of Directors recommends that our stockholders vote FOR each of each of the nominees for director named in the proxy statement, for each of proposals 2 and 4, and for “EVERY 3 YEARS” with respect to proposal 3. Our stockholders may also be asked to consider and act upon any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.  The vote of each stockholder is important to us.  If you do not expect to attend the meeting in person and desire to have your shares represented and voted at the meeting, please fill in, sign, date and promptly return the enclosed proxy card in the accompanying envelope.  No postage is necessary if mailed in the United States.  Please see the instructions on your proxy card.  If you attend the Annual Meeting, you may revoke your proxy and vote in person.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is not part of the proxy soliciting material, is enclosed.  This Notice of Annual Meeting of Stockholders and the accompanying proxy materials are first being mailed out to stockholders on or about May 10, 2013.

By Order of the Board of Directors,

Jordan P. Karp

Corporate Secretary

Annapolis, Maryland

May 9, 2013

PHARMATHENE, INC.

Proxy Statement for 2013 Annual Meeting of Stockholders

to be Held June 11, 2013

TABLE OF CONTENTS

General Information and Questions and Answers about the Proxy Materials and Voting	1
PROPOSAL 1 Election Of Directors	6
Corporate Governance; Board of Directors	9
Corporate Governance Guidelines	9
Code of Ethics and Business Conduct	9
Director Independence	9
Board Leadership Structure	10
Board Oversight of Risk Management	10
Board Meetings	10
Director Attendance at Annual Meeting	10
Board Committees	10
Process for Communicating with Board Members	13
Director Compensation	13
General Policy Regarding Compensation of Directors	14
Audit Committee Report	15
Executives and Executive Compensation	17
Executives	17
Compensation Committee Interlocks and Insider Participation	18
Summary Compensation Table	25
Grants of Plan-Based Awards	26
Outstanding Equity Awards at Fiscal Year-End	28
Option Exercises and Stock Awards Vested	31
Employment Agreements	31
Potential Payments Upon Termination or Change of Control	36
Equity Compensation Plan Information	38
Certain Relationships and Related Transactions	39
Section 16(a) Beneficial Ownership Reporting Compliance	39
Security Ownership of Certain Beneficial Owners and Management	39
PROPOSAL 2 Advisory Vote to Approve the Compensation of Our Named Executive Officers	42
PROPOSAL 3 Advisory Vote Regarding the Frequency of Future Say-On-Pay Votes	43
PROPOSAL 4 Ratification of Independent Registered Public Accounting Firm	44
General	44
Audit Fees, Audit-Related Fees, Tax Fees and Other Fees	44
Pre-Approval of Audit and Permissible Non-Audit Services	45
Other Information	46
Annual Report on Form 10-K	46
Reports filed with the Securities and Exchange Commission	46
Stockholder Proposals for 2014 Annual Meeting	46
Householding	47

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PHARMATHENE, INC.

One Park Place

Annapolis, MD 21401

Proxy Statement

2013 Annual Meeting of Stockholders

to be held June 11, 2013

General Information and Questions and Answers about the Proxy Materials and Voting

Purpose of this Proxy Statement

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of PharmAthene, Inc., a Delaware corporation (“PharmAthene”, the “Company”, “we”, “us” or “ours”), for the 2013 Annual Meeting of Stockholders of PharmAthene (the “Annual Meeting”) to be held on Tuesday, June 11, 2013, and any adjournments or postponements thereof, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders and more fully described in this proxy statement. This proxy statement, PharmAthene’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and the accompanying proxy card (including voting instructions) are first being mailed to stockholders on or about May 10, 2013.

Time and Place of Annual Meeting

The Annual Meeting will be held on Tuesday, June 11, 2013 at 10:00 a.m. (Eastern Time) at 1301 K Street, NW, East Tower, Sixth Floor, Washington, DC 20005.

Lists of Stockholders

In accordance with Delaware law, lists of our stockholders who are entitled to vote at the Annual Meeting will be available for inspection by any stockholder present at the Annual Meeting and, for ten days prior to the Annual Meeting, by any stockholder, for purposes germane to the meeting, at our offices located at One Park Place, Annapolis, MD 21401 and at the offices of Dentons LLP in New York, NY.  Any inspection of these lists prior to the Annual Meeting must be conducted between 9:30 A.M. and 4:30 P.M. (Eastern Time).  Please contact our Corporate Secretary before going to conduct any inspection prior to the Annual Meeting.

What is Being Voted On?

The following proposals are expected to be considered and voted upon at the Annual Meeting:

1.	to elect up to eight directors (the “Director Nominees”) to the Board of Directors to serve until our 2014 Annual Meeting of Stockholders and until their successors have been elected and qualified (“proposal 1”);

2.	to consider and provide an advisory (non-binding) vote to approve the compensation of our named executive officers as described in the proxy statement (“say-on-pay proposal” or “proposal 2”);

3.	to consider and provide an advisory (non-binding) vote regarding the frequency of holding future say-on-pay votes (“frequency proposal” or “proposal 3”);

4.	to ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered accounting firm for the fiscal year ending December 31, 2013 (“proposal 4”);

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5.	to transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Who Can Vote and On Which Proposals May I Vote?

If you owned any shares of our common stock on April 18, 2013, as reflected in our stock register, you may vote at the Annual Meeting on the proposals listed above.

What Number of Shares are Outstanding?

At the close of business on April 18, 2013, 48,845,064 shares of common stock were outstanding.  Each share of common stock is entitled to one vote.

Who is a Record Holder?

You may own common stock either (1) directly in your name, in which case you are the record holder of such shares, or (2) indirectly through a broker, bank or other nominee, in which case such nominee is the record holder and your shares are referred to as being held in “street name.”

If your shares are registered directly in your name, we are sending these proxy materials directly to you.  If the record holder of your shares is a broker, bank or other nominee, you will receive proxy materials from such record holder.

What is a Quorum?

A quorum is the number of shares that must be represented in person or by proxy in order for business to be transacted at the Annual Meeting.  A quorum will be present at the Annual Meeting if holders of a majority of the shares of our common stock entitled to vote at the Annual Meeting are present in person or by proxy.  Abstentions will count as present for the purpose of establishing a quorum, while broker non-votes will not.  If a quorum is not present or represented by proxy, the holders of a majority of the shares entitled to vote at the Annual Meeting who are present in person or represented by proxy may adjourn the Annual Meeting to another date.

What are “Broker Non-Votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or nominee holding the shares as to how to vote on matters deemed “non-routine.”  Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or nominee holding the shares.  If the beneficial owner does not provide voting instructions, the broker, bank or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  The election of directors, say-on-pay proposal and frequency proposal are considered to be “non-routine” matters; as such, if you hold your shares in street name and do not give voting instructions to the broker, bank or nominee holding your shares, your shares will not be voted with respect to these proposals.  This is what is referred to as a “broker non-vote.”

How many Votes are Required to Approve a Proposal?

A Director Nominee is elected to our Board if he receives the favorable vote of a plurality of the votes cast by the shares of our common stock that are entitled to vote and are present in person or represented by proxy at the Annual Meeting. Thus, a Director Nominee may be elected even if the Director Nominee receives votes from less than a majority of the shares represented at the meeting.

The say-on-pay proposal, frequency proposal and proposal to approve the ratification of the selection of our independent registered public accounting firm each require the favorable vote of a majority of the shares of our common stock that are entitled to vote and are present in person or represented by proxy at the Annual Meeting.

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With respect to the frequency proposal, if none of the frequency alternatives (one year, two years or three years) receives a majority vote, we will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by our stockholders. However, because this vote is advisory and not binding on us or our Board in any way, our Board may decide that it is in our and our stockholders’ best interests to hold a say-on-pay vote more or less frequently than the option approved by our stockholders.

How Do I Vote?

Record Holders:    You may vote in person at the Annual Meeting or you may give us your proxy.  We recommend you vote by proxy even if you plan to attend the Annual Meeting, as you can always change your vote at the Annual Meeting.

Shares Held by Brokers, Banks or Other Nominees:    If your shares are held by a broker, bank or other nominee, you will receive instructions from such nominee that you must follow in order to have your shares voted.

If you plan to attend the Annual Meeting and vote in person, you will need to contact the broker, bank or other nominee to obtain evidence of your ownership of common stock as of April 18, 2013.

If you hold your shares in “street name,” your shares may be voted even if you do not vote or attend the Annual Meeting.  However, your broker, bank or other nominee cannot vote your shares with respect to non-routine proposals without specific instructions from you.  If you do not provide instructions with your proxy with respect to non-routine matters such as the election of directors, say-on-pay proposal or frequency proposal, your broker, bank or other nominee must deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank or other nominee is not voting your shares is referred to as a “broker non-vote.”  Broker non-votes will not count for purposes of determining the number of votes cast.  You should instruct your broker, bank or other nominee to vote your shares in accordance with directions that you provide.

The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person.

How Are My Shares of Common Stock Voted If I Give You My Proxy?

If you give us your proxy to vote your shares of common stock, we will be authorized to vote your shares of common stock, but only in the manner you direct.  You may direct us to vote for all, some or none of the Director Nominees.  You may direct us to vote your shares of common stock for or against the say-on-pay proposal and the proposal to ratify and approve the appointment of Ernst & Young LLP as our independent registered accounting firm for the fiscal year ending December 31, 2013.  You may direct us to vote your shares of common stock for one, two or three years of say-on-pay vote frequency with respect to the frequency proposal. You may also abstain from voting.

If you give us your proxy with instructions to vote your shares of common stock and do not withhold authority to vote for the election of any of the Director Nominees, all of your shares of common stock will be voted for the election of each Director Nominee.  If you withhold authority to vote your shares of common stock for any Director Nominee, none of your shares of common stock will be voted for that candidate, but all of your shares of common stock will be voted for the election of each Director Nominee for whom you have not withheld authority to vote.

As to the say-on-pay proposal and the proposal to ratify and approve the appointment of Ernst & Young LLP as our independent registered accounting firm for the fiscal year ending December 31, 2013, if you give us your proxy to vote your shares of common stock but do not specify how you want your shares voted, your shares of common stock will be voted in favor of these proposals.

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As to the frequency proposal, if you give us your proxy to vote your shares of common stock but do not specify how you want your shares voted, your shares of common stock will be voted for the three year alternative.

If you give us your proxy to vote your shares of common stock and any additional business properly comes before our stockholders for a vote at the Annual Meeting, the persons named in the enclosed proxy card will vote your shares of common stock on those matters as instructed by our Board or, in the absence of any express instructions, in accordance with their own best judgment.  As of the date of this proxy statement, we were not aware of any other matter to be raised at the Annual Meeting.

How Can I Revoke My Proxy or Change My Vote?

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy (by any method available for giving your original proxy), by sending us a written notice of your desire to revoke your proxy at the following address: PharmAthene, Inc., One Park Place, Annapolis, MD 21401, c/o Corporate Secretary, or by voting in person at the meeting.  However, your proxy will not automatically be revoked merely because you attend the Annual Meeting.

What Happens if a Nominee Becomes Unavailable?

If any of our Director Nominees becomes unavailable for any reason before the election, we may reduce the number of directors serving on our Board or a substitute candidate may be designated.  We do not anticipate that any nominee will be unable to stand for election, but if that happens, a proxy will be voted in favor of another director nominated by the Board.

Why Did I Receive More Than One Proxy Card?

You may receive more than one proxy card depending on how you hold your shares.  If you hold your shares through someone else, such as a broker or a bank, you may receive materials from them asking you how you want your shares voted.

Who Will Pay the Expenses of Proxy Distribution?

The Company will pay the expenses of the preparation of the proxy materials and the solicitation of proxies.  Proxies may be solicited on behalf of the Company by directors, officers or employees of the company, who will receive no additional compensation for soliciting, in person or by telephone, e-mail or facsimile or other electronic means.  In accordance with the regulations of the Securities and Exchange Commission (the “SEC”) and the NYSE MKT, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of the Company’s common stock.

  Are Proxy Materials available on the Internet?

Yes. Please see the notice below:

Important notice regarding the availability of proxy materials for the Annual Stockholder Meeting to be held on June 11,  2013:

Our Proxy Statement and 2012 Annual Report on Form 10-K are available on the following Web site under “SEC Filings”:

http://ir.pharmathene.com

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Who Can Help Answer My Questions?

If you have questions about any of the proposals, you may write or call PharmAthene, Inc. at One Park Place, Annapolis, MD 21401, (410) 269-2600, Attention: Jordan P. Karp, Corporate Secretary.

You may also obtain additional information about PharmAthene from documents filed with the SEC by following the instructions in the section entitled “Other Information.”

Other Business

Our Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting.  If other matters are properly brought before the Annual Meeting, the persons named as proxies in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment or as recommended by the Board.

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PROPOSAL 1

ELECTION OF DIRECTORS

PharmAthene’s directors are elected at each Annual Meeting of Stockholders and hold office until the next Annual Meeting of Stockholders and until their successors have been elected and qualified.  Our Bylaws provide that the number of Directors constituting the entire Board shall be not less than one nor more than nine as determined by resolution of the Board.

The Board has nominated as Director Nominees John Gill, Brian A. Markison, Joel McCleary, Eric I. Richman, Jeffrey W. Runge, M.D., Mitchel Sayare, Ph.D., Derace L. Schaffer, M.D. and Steven St. Peter, M.D. to serve until our 2014 Annual Meeting of Stockholders and until their successors have been elected and qualified.  All Director Nominees are currently directors of PharmAthene.  Each Director Nominee has indicated to the Company that he will serve if elected.  We do not anticipate that any Director Nominee will be unable to stand for election, but if that happens, a proxy will be voted in favor of another Director nominated by the Board.

Director Nominees

Set forth below is information regarding each Director Nominee.

Name	Age	Position
John M. Gill*	61	Director
Brian A. Markison*	53	Director
Joel W. McCleary*	64	Director
Eric I. Richman	52	Director, President and Chief Executive Officer
Jeffrey W. Runge, M.D.*	57	Director
Mitchel B. Sayare, Ph.D.*	65	Chairman of the Board
Derace L. Schaffer, M.D.*	65	Director
Steven St. Peter, M.D.*	46	Director

*  Independent Director.

John M. Gill.  Mr. Gill has served as a member of the Board since August 3, 2007 and from February 2004 to August 3, 2007 served as a member of the Board of Directors and as Chairman of the Audit Committee of our predecessor, privately-held PharmAthene (“Former PharmAthene”).  Mr. Gill is currently the President, Chief Executive Officer and a Director of TetraLogic Pharmaceuticals Corporation, a private biopharmaceutical company, and has served in these positions since 2003.  He is also an advisor or director of other private companies, the Kimmel Cancer Center at Thomas Jefferson University, and other non-profit community organizations.  Mr. Gill has previously held positions at 3-Dimensional Pharmaceuticals and SmithKline Beecham.  Mr. Gill received a Bachelor of Arts degree from Rutgers University.  Mr. Gill was chosen to serve as a director of the Company because of his executive and board experience in the pharmaceutical industry and his substantial financial knowledge and expertise.

Brian A. Markison.  Mr. Markison has been a director since September 2011.  He is a healthcare industry advisor to private equity firm, Austin Capital Partners, Inc. He was President and Chief Executive Officer, and member of the Board, of Fougera Pharmaceuticals, Inc. from 2011 to 2012.  Mr. Markison has more than 30 years of experience in the pharmaceutical industry.  He formerly served as Chairman (from May 2007 through February 2011) and President and Chief Executive Officer (from July 2004 through February 2011) of King Pharmaceuticals, which he joined as Chief Operating Officer before being promoted to President and Chief Executive Officer and elected Chairman.  Prior to King Pharmaceuticals, Mr. Markison held various senior leadership positions at Bristol-Myers Squibb, including President of Oncology/Virology and Oncology Therapeutics Network; President, Neuroscience / Infectious Disease and Dermatology; and Senior Vice President, Operational Excellence and Productivity.  Mr. Markison serves on the Board of Directors of public companies Immunomedics, Inc. and Rosetta Genomics, Ltd., where he also serves as Board Chairman. He also serves on the Board of Directors for the Komen Foundation for South / Central New Jersey and on the Board of Trustees for the Pennington School. Mr. Markison received a B.S. degree from Iona College.  Mr. Markison was chosen to serve as a director of the Company because of the experience and broad industry knowledge he gained as a director of, and in a variety of executive leadership positions in, public healthcare companies.

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Joel W. McCleary.  Mr. McCleary has served as a member of the Board since August 3, 2007 and from inception to August 3, 2007 was Chairman of the Board of Former PharmAthene.  Mr. McCleary is founding member of Four Seasons Ventures LLC founded in 2005.  Mr. McCleary is the founder and chairman of Q Global International, an organization which provides close protection services for global leaders against the threat of assassination or incapacitation from chemical, biological and radiological threats. Prior to 2005, Mr. McCleary has served as a White House Aide, Treasurer of the Democratic Party, President of the Sawyer-Miller Group International, and President of the Institute for Asian Democracy.  He has served as a consultant to the Department of State.  He is a co-founder and former board member of Raydiance Inc. In 2012, Mr. McCleary joined the board of advisors of Guggenheim International, a subsidiary of Guggenheim Partners LLC, a global diversified financial services firm. Guggenheim International is an organization dedicated to building cross-border strategic partnerships and providing solutions to sovereign, institutional, corporate, and high-net-worth clients. Mr. McCleary received a Bachelor of Arts degree from Harvard University.  Mr. McCleary was chosen to serve as a director of the Company primarily because of his impressive public service record in a variety of governmental and quasi-governmental organizations, enabling him to offer valuable guidance to the Board and the Company with respect to our government strategy.

Eric I. Richman.  Mr. Richman was appointed our President and Chief Operating Officer on March 25, 2010, our interim Chief Executive Officer on May 2, 2010 and our Chief Executive Officer on October 20, 2010.  He became a Director of PharmAthene on May 17, 2010.  Prior to his March 25, 2010 appointment, Mr. Richman was our Senior Vice President, Business Development and Strategic Planning since the merger on August 3, 2007, and from August 2003 through August 3, 2007 held the same position with Former PharmAthene.  Prior to joining the Company, Mr. Richman held various commercial and strategic positions of increasing responsibility over a 12 year period at MedImmune, Inc. from its inception and was Director, International Commercialization at that company.  Mr. Richman previously served as Director of Lev Pharmaceuticals (until its acquisition by ViroPharma Incorporated in 2008) and currently serves as Director of ADMA Biologics, Inc.  Mr. Richman received a Bachelor of Science in Biomedical Science from the Sophie Davis School of Biomedical Education (CUNY Medical School) and a Master of Business Administration from the American Graduate School of International Management.  Mr. Richman was chosen to serve on the Board of Directors because of his years of experience as executive officer at PharmAthene and his experience in the areas of business development and commercialization.  As our Chief Executive Officer, Mr. Richman provides the Board with critical insight into the day-to-day operations of the Company.

Jeffrey W. Runge, M.D.  Dr. Runge has served as a member of the Board since December 2009.  Dr. Runge is a Principal at The Chertoff Group, a firm providing advisory services in business risk management, homeland security and homeland defense.  He is also the President and founder of Biologue, Inc., which provides consulting in biodefense, medical preparedness and injury prevention and control.  From 2001 through August of 2008, Dr. Runge served in the Bush administration, first as the head of the National Highway Traffic Safety Administration, and, beginning in September 2005, as the Department of Homeland Security’s (DHS) first Chief Medical Officer.  Dr. Runge founded the DHS Office of Health Affairs in 2007 and was confirmed by the Senate as DHS’ first Assistant Secretary for Health Affairs in December of 2007.  Dr. Runge also served as Acting DHS Undersecretary for Science and Technology from February through August 2006.  In his role at DHS, Dr. Runge oversaw the operations of the department’s biodefense activities, medical preparedness and workforce health protection, including managing DHS’ role in Project BioShield, working with the various federal departments on medical countermeasure assurance.  Prior to joining DHS, Dr. Runge was Assistant Chairman of the Department of Emergency Medicine at the Carolinas Medical Center in Charlotte, NC, from 1984 through 2001.  Dr. Runge earned his medical degree from the Medical University of South Carolina and his undergraduate degree from the University of the South.  Dr. Runge was chosen to serve as a director of the Company because of his invaluable background in the public sector, particularly his experience in the Bush administration as a founder of the DHS Office of Health Affairs, as well as his practical experience in the medical field.

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Mitchel B. Sayare, Ph.D.  Dr. Sayare has been a member of the Board since April 2010 and was appointed Chairman of the Board in July 2011.  Until 2010, Dr. Sayare served as the Chairman of the Board of public company ImmunoGen, Inc. (a position he had held since 1989).  In addition, he served as ImmunoGen’s Chief Executive Officer from 1986 to December 31, 2008, and as its President from 1986 to 1992, and from 1994 to July 2008.  Prior to joining ImmunoGen, he served as Vice President of Development of Xenogen from 1982 to 1985.  Prior to that he was Assistant Professor of Biophysics and Biochemistry at the University of Connecticut.  Dr. Sayare holds a Ph.D. in Biochemistry from Temple University School of Medicine.  Dr. Sayare is a director of Cymogen Dx, Inc. and Isabella Products, Inc., both privately-held companies.  Dr. Sayare was primarily chosen to serve as a director because of his substantial experience as a board member and executive officer of biotechnology companies.

Derace L. Schaffer, M.D.  Dr. Schaffer previously served as Vice Chairman and Chief Executive Officer of PharmAthene from April 2005 to August 3, 2007.  Dr. Schaffer is the founder and Chief Executive Officer of The Lan Group, a venture capital firm specializing in healthcare and high technology investments.  He has served as Chairman of several healthcare companies, including Radiologix, Inc. when it was private, and he has been an active investor for approximately twenty years on a variety of healthcare companies.  Dr. Schaffer is the founder of Radiologix. Dr. Schaffer served as Chief Executive Officer and Chairman of the Board of Ide Imaging Group, P.C. from 1980 to 2001.  Dr. Schaffer has served as a director on many healthcare boards of directors, including several health systems and more than ten healthcare services and technology companies.  Dr. Schaffer received his postgraduate radiology training at Harvard Medical School and Massachusetts General Hospital, where he served as Chief Resident.  He also serves as a director of American CareSource Holdings, Inc., Archermobile, Inc. and Radiologix and has previously served as director of King Pharmaceuticals, Inc. and of Allion Healthcare, Inc. (each a public company).  Dr. Schaffer is a member of Alpha Omega Alpha, the national medical honor society. Dr. Schaffer was chosen to serve as a director of the Company because of his substantial experience as an executive, board member and investor in the healthcare and technology industries and his practical experience in the medical field.

Steven St. Peter, M.D.  Dr. St. Peter has served as a member of the Board since August 3, 2007 and from October 2004 to August 3, 2007 was a member of the Board of Former PharmAthene. Dr. St. Peter is President, CEO and Director of Aratana Therapeutics, an animal health company, a position he assumed in September 2012.  Dr. St. Peter was employed by MPM Capital from 2004 to May 2012, and he was a Managing Director based in the Boston office.  His investment scope included both venture and buyout transactions across the pharmaceuticals and medical technology industries.  He has previous investment experience from Apax Partners and The Carlyle Group.  Dr. St. Peter was previously an assistant Clinical Professor of Medicine at Columbia University.  He completed his Doctor of Medicine at Washington University and his residency and fellowship at the Hospital of the University of Pennsylvania.  Prior to his medical training, he was an investment banker at Merrill Lynch.  He also holds an M.B.A. from the Wharton School of the University of Pennsylvania and a B.A. in Chemistry from the University of Kansas.  He is on the Board of the New England Venture Capital Association and he is also a director of Aratana Therapeutics, Inc. His previous board experience includes Omrix Biopharmaceuticals, Helicos Biosciences Corporation, EKR Therapeutics, Inc., Proteon Therapeutics, Inc., Rhythm Pharmaceuticals, Inc., Syndax Pharmaceuticals, Inc. and Xanodyne Pharmaceuticals, Inc.  Dr. St. Peter was chosen to serve as a director of the Company because of his diverse background as a venture capital investor, investment banker, professor of medicine and director of several healthcare companies, which provides him with a unique perspective in serving on our Board.

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Who May Vote

If you own any shares of our common stock on April 18, 2013, as reflected in our stock register, you may vote in the election for the Director Nominees.

Votes Required

Each share of our common stock has the right to cast one vote for each of the Director Nominees.  A Director Nominee is elected to our Board if he receives the favorable vote of a plurality of the votes cast by the shares of our common stock that are entitled to vote and are present in person or represented by proxy at the Annual Meeting.

Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION TO OUR BOARD OF EACH OF JOHN GILL, BRIAN A. MARKISON, JOEL MCCLEARY, ERIC I. RICHMAN, JEFFREY W. RUNGE, M.D., MITCHEL SAYARE, PH.D., DERACE L. SCHAFFER, M.D. AND STEVEN ST. PETER, M.D.

Corporate Governance; Board of Directors

Corporate Governance Guidelines

Pursuant to the Delaware General Corporation Law and the Company’s Bylaws, the Company’s business, property and affairs are managed by or under the direction of the Board of Directors.  Members of the Board are kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.  We currently have eight members on our Board, all of whom are standing for re-election.

Code of Ethics and Business Conduct

PharmAthene has a Code of Ethics and Business Conduct that applies to all directors, officers and employees, which can be found on our website, www.pharmathene.com, under the heading “Investors” (see “Corporate Governance” — “Governance Documents”) or by writing to PharmAthene, Inc., One Park Place, Annapolis, MD 21401, c/o Corporate Secretary.  All of our directors, officers and employees are expected to be familiar with the Code and to adhere to those principles and procedures set forth in the Code that apply to them.  The Company will post any amendments to the Code of Ethics and Business Conduct, as well as any waivers, that are required to be disclosed by the rules of either the SEC or the NYSE MKT, on the Company’s web site, www.pharmathene.com.

Director Independence

We use the definition of “independence” under Section 803A of the NYSE MKT Company Guide, as applicable and as may be modified or supplemented from time to time, and the interpretations thereunder, to determine if the members of our Board are independent.  In making this determination, our Board considers, among other things, transactions and relationships between each director and his immediate family and the Company, including those reported in this Proxy Statement under the caption “Certain Relationships and Related Transactions.”  The purpose of this review is to determine whether any such relationships or transactions are material and, therefore, inconsistent with a determination that the directors are independent.  On the basis of such review and its understanding of such relationships and transactions, our Board affirmatively determined that our Board was comprised of at least 50% independent directors.

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Board Leadership Structure

To assure effective and independent oversight of management, our Board of Directors operates with the roles of Chief Executive Officer and Chairman of the Board separated in recognition of the differences between these two roles in the management of the Company.  The Chairman of the Board is an independent, non-management role.

Our Board of Directors believes that this leadership structure provides the most effective leadership model for our company.  By permitting more effective monitoring and objective evaluation of the Chief Executive Officer’s performance, this structure increases the accountability of the Chief Executive Officer.  A separation of the Chief Executive Officer and Chairman roles also prevents the former from controlling the Board's agenda and information flow, thereby reducing the likelihood that the Chief Executive Officer would abuse his power.

Board Oversight of Risk Management

Our Board believes that overseeing how management manages the various risks we face is one of its most important responsibilities to the Company’s stakeholders.  Our Board believes that, in light of the interrelated nature of the Company’s risks, oversight of risk management is ultimately the responsibility of the full Board; however, it has delegated this responsibility to the Audit Committee with respect to financial risk.  The Audit Committee periodically meets with management and the independent registered public accounting firm to review the Company’s major financial risk exposures and the steps taken to monitor and control such exposures.  Our Board meets regularly to discuss the strategic direction and the issues and opportunities facing our company in light of trends and developments in the biodefense industry and general business environment.  Throughout the year, our Board provides guidance to management regarding our strategy and helps to refine our operating plans to implement our strategy.  The involvement of the Board in setting our business strategy is critical to the determination of the types and appropriate levels of risk undertaken by the Company.

Board Meetings

During the fiscal year ended December 31, 2012, the Board held 8 meetings and the Board Committees held a total of 8 meetings. Each incumbent director attended 75% or more of the total number of meetings of the Board and the Board Committees of which he or she was a member during the period he or she served as a director in fiscal year 2012, except that Mr. Gill was only able to attend two of the three Compensation Committee meetings. The Board of Directors met in executive session on 5 occasions in the fiscal year ended December 31, 2012.

Director Attendance at Annual Meeting

The Company has no specific policy regarding director attendance at its Annual Meeting.  Generally, however, Board meetings are held immediately preceding and following the Annual Meeting, with directors attending the Annual Meeting.  Our Annual Meeting held on June 22, 2012 was attended by all of our directors.

Board Committees

The Board currently has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In addition, the Board has a Governance and Nominating Committee, Compensation Committee and Government Affairs Committee.  Each Committee, with the exception of the Government Affairs Committee, consists entirely of independent, non-employee directors (see “Director Independence” below).  The charter of each Board Committee (other than the Government Affairs Committee, which does not currently have a charter) is available free of charge on our website, www.pharmathene.com, under the heading “Investors” (see “Corporate Governance” — “Committee Charters”) or by writing to PharmAthene, Inc., One Park Place, Annapolis, MD 21401, c/o Corporate Secretary.

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The following table below sets forth the Committees, current membership of each Committee and the number of Committee meetings held in the fiscal year ended December 31, 2012.

Name	Audit	Governance And Nominating	Compensation	Government Affairs

John M. Gill	X*		X
Brian A. Markison			X*
Joel W. McCleary			X	X*
Jeffrey W. Runge, M.D.	X			X
Mitchel B. Sayare, Ph.D.		X*	X
Derace L. Schaffer, M.D.	X	X
Steven St. Peter, M.D.		X
Total 2012 Meetings	4	1	3	0

* Committee Chairperson

The primary functions of each of the Board Committees are described below.

Audit Committee.  The primary functions of the Audit Committee are to: review the professional services and independence of our independent registered public accounting firm and our accounts, procedures and internal controls; appoint (subject to stockholder approval) the firm selected to be our independent registered public accounting firm; review and approve the scope of the annual audit; review and evaluate with the independent registered public accounting firm our annual audit and annual consolidated financial statements; review with management the status of internal accounting controls; evaluate problem areas having a potential financial impact on us that may be brought to the Audit Committee’s attention by management, the independent registered public accounting firm or the Board of Directors; and evaluate all of our public financial reporting documents.

The current members of our Audit Committee each meet the independence criteria for directors set forth under the rules of the NYSE MKT and the additional independence criteria for members of audit committees specified in Section 803B of the NYSE MKT Company Guide and Rule 10A-3 under the Exchange Act.  Each member of our Audit Committee is financially literate under the current listing standards of the NYSE MKT.  Our Board has determined that John Gill, the chairman of the Audit Committee, qualifies as an “audit committee financial expert,” as such term is defined by SEC rules.

Governance and Nominating Committee.  The current members of our Governance and Nominating Committee are “independent” as required by Section 804 of the NYSE MKT Company Guide.

The primary functions of the Governance and Nominating Committee are to: review and make recommendations on the range of skills and expertise which should be represented on the Board, and the eligibility criteria for individual Board and Committee membership; review and recommend to the Board the appropriate structure of the Board; identify individuals qualified to become Board members and recommend to the Board the nominees for election to the Board at the next Annual Meeting of Stockholders; implement a policy and procedures with regard to consideration of any director candidate recommended by stockholders; retain and terminate any search firm to be used to identify director candidates, and to approve the search firm, fees and other retention terms; and review and recommend to the Board the appropriate structure of Board Committees, Committee assignments and the Board Committee chairman.

Among the factors the Governance and Nominating Committee considers when determining persons to be nominated include whether such individuals are actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, are familiar with the requirements of a publicly traded company, are familiar with industries relevant to our business endeavors, are willing to devote significant time to the oversight duties of the Board of Directors of a public company, and are able to promote a diversity of views based on the person’s education, experience and professional employment. The Governance and Nominating Committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent stockholder interests.  The Governance and Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time.

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The Company is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to the ability of the Board of Directors to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure.  Accordingly, the process of the Governance and Nominating Committee for identifying nominees reflects the Company’s practice of re-nominating incumbent directors who continue to satisfy the Governance and Nominating Committee’s criteria for membership on the Board of Directors, whom the Governance and Nominating Committee believes continue to make important contributions to the Board of Directors and who consent to continue their service on the Board of Directors.  The Governance and Nominating Committee will identify and/or solicit recommendations for new candidates when there is no qualified and available incumbent.

The Governance and Nominating Committee will consider nominees recommended by stockholders.  There are no differences in the manner in which the committee evaluates nominees for director based on whether the nominee is recommended by a stockholder.  Stockholders who would like to have our Governance and Nominating Committee consider their recommendations for nominees for the position of director, should submit their recommendations, in accordance with the procedures set forth below, in writing to: Corporate Secretary, PharmAthene, Inc., One Park Place, Annapolis, MD 21401.

For nominations, a stockholder’s notice must include: (i) as to each person whom the stockholder proposes to nominate for election as a director, (A) the name, age, business address and residential address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of stock of PharmAthene that are beneficially owned by such person, (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC promulgated under the Exchange Act, and (E) the written consent of the nominee to be named in the proxy statement as a nominee and to serve as a director if elected and (ii) as to the stockholder giving the notice, (A) the name, business address, and residential address, as they appear on our stock transfer books, of the nominating stockholder, (B) a representation that the nominating stockholder is a stockholder of record and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (C) the class and number of shares of stock of our Company beneficially owned by the nominating stockholder and (D) a description of all arrangements or understandings between the nominating stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the nominating stockholder.

Compensation Committee.  The current members of our Compensation Committee are “independent” as required by Section 805 of the NYSE MKT Company Guide.

The Company’s executive compensation program is administered by the Compensation Committee.  Each member of the Committee qualifies as an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).  The primary functions of the Compensation Committee are to: consider, recommend, oversee and implement executive compensation plans, policies and programs; review the performance and determine the compensation of our executive officers and directors, including the negotiation of any employment agreements with such persons, oversight and administration of the 2007 Long-Term Incentive Compensation Plan, as amended (the “2007 Plan”) and the grant of options and awards under the 2007 Plan.  Pursuant to Section 805 of the NYSE MKT Company Guide, compensation of our Chief Executive Officer is determined, or recommended to the Board for determination, by the Compensation Committee comprised solely of independent directors.  The Chief Executive Officer is not present during voting or deliberations.  Compensation for all other officers is determined, or recommended to the Board for determination, by the Compensation Committee comprised solely of independent directors.

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Under the Compensation Committee Charter, our Chief Executive Officer and our Chairman of the Board may recommend to the Compensation Committee individual compensation awards for our officers.  The Compensation Committee would then have to review the recommendation and make its own recommendation to the Board.

Government Affairs Committee.  The primary functions of the Government Affairs Committee are to: oversee and review the status of government initiatives relating to funding and appropriations for the purchase of therapeutics and prophylactics for biological and chemical weapons and other threats to the population and to advise the Board on other governmental considerations in the Board’s deliberations and decision-making processes.

Process for Communicating with Board Members

Interested parties may communicate with any and all members our Board of Directors by transmitting correspondence addressed to one or more directors by name at the following address: PharmAthene, Inc., One Park Place, Annapolis, MD 21401, c/o Corporate Secretary.  Communications from our stockholders to one or more directors will be collected and organized by our Corporate Secretary and will be forwarded to the Chairman of the Board of Directors or to the identified director(s) as soon as practicable.  If multiple communications are received on a similar topic, the Corporate Secretary may, in his or her discretion, forward only representative correspondence.

The Chairman of the Board of Directors will determine whether any communication addressed to the entire Board of Directors should be properly addressed by the entire Board of Directors or a committee thereof.  If a communication is sent to the Board of Directors or a Committee, the Chairman of the Board of Directors or the Chairman of that committee, as the case may be, will determine whether a response to the communication is warranted.

Director Compensation

The following table sets forth the cash and non-cash compensation of our directors (other than our Chief Executive Officer, who was not separately compensated for his service on the Board) for the fiscal year ended December 31, 2012.  In the paragraph following the table and in the footnotes, we describe our standard compensation arrangement for service on the Board of Directors and Board Committees.

For the Fiscal Year Ended December 31, 2012

Name(1)	Fees earned or paid in cash ($)(2)	Option Awards ($)(3)	Total ($)

John Gill	58,000	20,342	78,342
Brian Markison	52,000	20,342	72,342
Joel McCleary	53,000	20,342	73,342
Jeffrey Runge	47,500	20,342	67,842
Mitchel Sayare	45,500	20,342	65,842	(4)
Derace Schaffer	47,500	20,342	67,842
Steven St. Peter	42,500	20,342	62,842

(1)  See the Summary Compensation Table for disclosure related to compensation paid to Eric I. Richman, our Chief Executive Officer.  Mr. Richman did not receive any additional compensation for his service as a member of our Board of Directors.

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(2)  Fees earned are based on membership on the Board of Directors, committee membership and leadership positions. Please refer to our general policy on compensation of the members of our Board of Directors below in the section entitled “General Policy Regarding Compensation of Directors.”  In addition to the other compensation received, members of the Board of Directors are reimbursed for the reasonable out-of-pocket costs incurred by them in connection with travel to and from Board and committee meetings.  None of such reimbursements amounted to $10,000 or more in 2012, except that Mr. Sayare’s expenses incurred or paid in 2012 were $14,911.  The amounts reflected in this column represent the cash fees earned by non-executive directors for services during 2012.  Of these amounts, the following amounts were paid in 2013 with respect to 2012 services:  Gill: $14,500, Markison: $13,000, McCleary: $13,250, Runge: $11,875, Sayare: $11,375, Schaffer: $11,875 and St. Peter: $10,625.  The amounts reflected in this column do not include the following cash payments made to directors during 2012 for 2011 services: Gill: $23,087, Markison: $9,717, McCleary: $22,750, Runge: $19,875, Sayare: $20,875, Schaffer: $21,375 and St. Peter: $20,125.

(3)  The amounts in this column represent the aggregate grant date fair value for stock option awards issued during 2012 computed in accordance with FAS ASC Topic 718.  As of December 31, 2012, the aggregate number of option awards outstanding (vested and unvested) for Dr. Schaffer was 110,000, for Mr. Gill was 152,759, for Mr. McCleary was 162,759, for Dr. St. Peter was 20,000 (not including options to purchase 91,104 shares assigned to MPM), for Dr. Runge was 80,000, for Mr. Markison was 40,000, and for Dr. Sayare was 192,139.

(4) Does not reflect options to purchase 112,139 shares of common stock with a grant date fair value of $205,017, of which 37,380 vested during 2012. These options were granted to Dr. Sayare in 2011 and were reported in our proxy statement for the 2012 annual meeting.

General Policy Regarding Compensation of Directors

The following sets forth the annual compensation for non-employee members of our Board effective January 1, 2012:

•	Annual cash retainer for membership on the Board is $40,000, which may, at the election of each director, be paid in cash or equity (in the form of non-qualified stock options and/or restricted stock awards).

o	Non-qualified stock options vest in equal quarterly installments over the period of one year and are valued pursuant to a Black-Scholes calculation using the same assumptions we used for stock option expense calculations in our then most recently filed quarterly report on Form 10-Q; and

o	Restricted stock awards vest in equal quarterly installments over the period of one year and are valued at their fair market value on the date of grant.

•	$25,000 additional cash retainer for the chairman of the Board,

•	$15,000 cash retainer for the Audit Committee chair,

•	$5,000 cash retainer for membership on the Audit Committee (other than Audit Committee chair);

•	$12,000 cash retainer for the Compensation Committee chair,

•	$3,000 cash retainer for membership on the Compensation Committee (other than Compensation Committee chair),

•	$10,000 cash retainer for the Governance and Nominating Committee chair,

•	$2,500 cash retainer for membership on the Governance and Nominating Committee (other than Governance and Nominating Committee chair),

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•	$10,000 cash retainer for the Government Affairs Committee chair,

•	$2,500 cash retainer for membership on the Government Affairs Committee (other than Government Affairs Committee chair), and

No other cash fees are payable to non-employee board members for their service on the Board.

 In addition, every non-employee member of our Board is entitled annually to receive an option to purchase 20,000 shares of our common stock on the date of our annual meeting of stockholders, at an exercise price per share based on the closing price of our common stock on the grant date as reported on the NYSE MKT.

In addition to the above compensation, upon initially joining the Board, a member is entitled to receive options to purchase 20,000 shares of common stock.

Audit Committee Report1

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2012 with management of the Company and has furnished the following report for inclusion in this Proxy Statement.

The Audit Committee consists of the directors named below.  Each member of the Audit Committee is an independent director as defined by applicable SEC rules and NYSE MKT listing standards.  In addition, the Board has determined that John Gill is the “audit committee financial expert” as defined by applicable SEC rules and satisfies the “financial sophistication” criteria under the applicable rules of the NYSE MKT.  The Audit Committee operates under a written charter adopted by the Board, which is available free of charge on our website under the heading “Investors” (see “Corporate Governance—Highlights—Committee Charters”), or by writing to PharmAthene, Inc., One Park Place, Annapolis, MD 21401, c/o Corporate Secretary.

Management is responsible for the Company’s internal controls and preparing the Company’s consolidated financial statements.  The Company’s independent accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon.  The Committee is responsible for overseeing the conduct of these activities and appointing the Company’s independent accountants.  As stated above and in the Committee’s charter, the Committee’s responsibility is one of oversight.  The Committee does not provide any expert or special assurance as to the Company’s financial statements concerning compliance with laws, regulations or generally accepted accounting principles.  In performing its oversight function, the Committee relies, without independent verification, on the information provided to it and on representations made by management and the independent accountants.

The Audit Committee reviewed and discussed the Company’s consolidated financial statements for the year ended December 31, 2012 with management and the independent accountants.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.  The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standard No. 61, as amended, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).  The Committee also reviewed, and discussed with management, management’s report on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

The Company’s independent accountants provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent accountants their independence.  The Audit Committee concluded that Ernst & Young’s provision of non-audit services, as described in this Proxy Statement, to the Company and its affiliates is compatible with Ernst & Young’s independence.

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Based on the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representations of management, the written disclosures and the letter from the independent accountants and the report of the independent accountants, the Committee recommended that the Board include the audited consolidated financial statements in the Form 10-K for the year ended December 31, 2012 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

John Gill, Chairman

Jeff Runge, M.D.

Derace Schaffer, M.D.

1  The material in this report is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Executives and Executive Compensation

Executives

The following table sets forth the names, ages and positions of our executive officers, a key employee and a key consultant:

Name	Age	Office
Eric I. Richman	52	President and Chief Executive Officer
Linda L. Chang	47	Senior Vice President, Chief Financial Officer
Francesca M. Cook	48	Senior Vice President, Policy and Government Affairs
Arthur Y. Elliott, Ph.D.*	77	Acting Chief Scientific Officer
Jordan P. Karp, Esq.	46	Senior Vice President and General Counsel
Wayne Morges, Ph.D. *	66	Senior Vice President, Regulatory Affairs and Quality

* Not executive officers of PharmAthene.

The following are biographical summaries of our executive officers who are not directors:

Linda L. Chang. Ms. Chang assumed the position of Senior Vice President, Chief Financial Officer in November 2011.  Ms. Chang had been employed for the last 11 years at Human Genome Sciences, Inc., most recently as Senior Director of Finance.  Prior to serving at Human Genome Sciences, Ms. Chang was an Associate at Booz Allen & Hamilton.  Earlier in her career, Ms. Chang worked at Grant Thornton, LLP and Otsuka America Pharmaceuticals, Inc.  Ms. Chang is a Certified Public Accountant.  She earned an MBA as well as a Master of Accountancy degree from the University of Georgia and a BS from the University of California, Riverside.

Francesca M. Cook.  Ms. Cook has been our Senior Vice President, Policy and Government Affairs since March 2010, and in February 2012 took over responsibility for our program management function.  Prior to that, she served as our Vice President, Policy and Government Affairs since the merger on August 3, 2007 and from October 2003 through August 3, 2007 held the same position with Former PharmAthene.  Prior to that, Ms. Cook served as Vice President, Policy & Reimbursement Services for Guilford Pharmaceuticals, Inc. from March 2001 through October 2003 and Vice President at Covance Health Economics and Outcomes Services, a health care consulting firm, from 1996 through 2001.  Additionally, Ms. Cook worked in the U.S. Senate and the U.S. Department of Health and Human Services from 1988 through 1993.  Ms. Cook received a Bachelor of Arts degree in Biology from Mount Holyoke College and a Master of Public Health degree from Yale University School of Medicine, Department of Public Health.

Arthur Y. Elliott, Ph.D.  Dr. Elliott assumed the role of acting Chief Scientific Officer for the Company in October 2012. He provides his services to PharmAthene as a consultant to the Company. Dr. Elliott had served as a scientific advisor to the Company since June 2011. From 2010 to 2011, Dr. Elliott served as Branch Chief, responsible for the U.S. Government’s Anthrax Vaccine Portfolio within the Chemical, Biological, Radiological and Nuclear (CBRN) division of the Biomedical Advanced Research and Development Authority (BARDA). Between 2006 and 2010, Dr. Elliott led, for the Department of Health and Human Services, the Avian Influenza Pandemic Preparedness Program, a government/industry collaboration between three pharmaceutical companies and four government agencies (the Department of Health and Human Services, National Institutes of Health, Centers for Disease Control, and Food and Drug Administration) to accelerate the production and stockpiling of Pandemic Influenza Vaccine for the United States Strategic National Stockpile. Prior to his government service, from 2000 to 2006 Dr. Elliot served as an on-site consultant to Aventis (Sanofi Pasteur) Pharmaceutical Corporation. From 1994 to 1999, Dr. Elliott served as Chief Operating Officer and Senior Vice President, and starting in 1998 Acting President, at North American Vaccine, Inc. Prior thereto, Dr. Elliott served for 16 years with Merck & Co., Inc., ultimately as Executive Director, Biological Operations, Merck Manufacturing Division. From 1970 to 1978, Dr. Elliott served as an associate professor in the departments of urologic surgery and microbiology at the University of Minnesota. Dr. Elliott earned his Ph.D. in virology from Purdue University, and an M.S. in microbiology and a B.A. in biology, both from North Texas State University.

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  Jordan P. Karp, Esq.  Mr. Karp has been our Senior Vice President and General Counsel since June 2008 and in January 2012 assumed responsibility for our corporate development function.  In September 2008, he was appointed corporate secretary.  Prior to joining the Company, Mr. Karp was employed by Constellation Energy Group, Inc., a diversified energy company, from October 2001 to November 2007.  Mr. Karp served as Vice President & General Counsel for one of Constellation Energy’s operating divisions, Constellation NewEnergy, Inc., a retail marketer of electricity and natural gas, from October 2002 until November 2007.  From November 2007 until Mr. Karp joined the Company, he worked as an attorney in private practice.  Prior to joining Constellation Energy, Mr. Karp held in-house legal positions of increasing responsibility at MCI Communications Corp. (telecommunications), Guilford Pharmaceuticals Inc. (biopharmaceuticals), and Mentor Technologies Group, Inc. (training and consulting), where Mr. Karp served as Vice President, General Counsel & Corporate Secretary from November 1999 through June 2001.  Mr. Karp holds a B.A. in Natural Sciences from The Johns Hopkins University and a J.D. from Yale Law School.

Wayne Morges, Ph.D.  Dr. Morges has been our Vice President, Regulatory Affairs and Quality since the merger on August 3, 2007, and from January 2005 through August 3, 2007 held the same position with Former PharmAthene.  Prior to that, Dr. Morges was the Vice President of Global Regulatory Affairs, Vaccines for Baxter Healthcare Corporation from June 2000 to November 2004.  Previously, Dr. Morges worked at Merck holding various positions of increasing responsibility in Merck’s vaccine division, including heading Quality & Regulatory Affairs for licensed biologicals.  Dr. Morges holds a Ph.D. in Microbiology and Immunology from Hahnemann University and Bachelor of Science and Master of Science degrees from Penn State University.

Compensation Committee Interlocks and Insider Participation

All members of Board committees are independent directors, and no member is or has been an employee or former employee of PharmAthene.  In addition, no Committee member had any relationship requiring disclosure under “Certain Relationships and Related Transactions” on page 44 of this Proxy Statement.

During the fiscal year ended December 31, 2012, none of our executive officers served on the Compensation Committee (or its equivalent) or on the Board of Directors of another entity, one of whose executive officers served on our Compensation Committee or our Board of Directors.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the principles underlying our executive compensation decisions. It provides qualitative information on the factors relevant to these decisions and the manner in which compensation is awarded to our Named Executive Officers (NEOs).

Compensation Objectives

The objectives of the Compensation Committee in establishing the Company’s compensation policy for executive officers and other employees are to:

•	compensate competitively in order to attract, retain and motivate a highly competent executive team dedicated to achieving the Company’s goals and strategic plans, which are designed to result in long-term growth in shareholder value;

•	tie individual compensation to individual performance and the success of the Company; and

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•	align officers’ and selected eligible employees’ interests with those of the Company and its shareholders by providing long-term compensation opportunities through participation in the Company’s equity-based incentive compensation plan and/or any successor or other long-term incentive compensation plans as may be adopted from time to time.

The market for talented individuals in the biotechnology industry is highly competitive. The committee considers peer groups, survey data and, from time to time, advice from independent compensation consultants when determining PharmAthene’s compensation structure. The committee has structured compensation between base salary and cash bonuses such that approximately 40% of our CEO’s and 25% of our other senior executives’ total cash compensation is at risk. Non-cash compensation for executive officers is structured to provide a reward for corporate and individual performance. The committee believes that this approach provides an appropriate incentive that aligns the executive officer compensation with the Company’s long-term strategic and performance goals, and also retains and motivates key executive officers.

Overview and Role of the Compensation Committee

The Compensation Committee reviews and approves the Company’s compensation policies. The specific roles of the Committee include:

•	recommending to the Board, in consultation with senior management of the Company, (i) the corporate goals and objectives relevant to compensation of officers and directors and (ii) the compensation and benefits philosophy and strategy for the Company;

•	recommending performance measures and, if applicable, goals for measuring performance in consultation with senior management of the Company;

•	assessing the performance of the Chairman of the Board, CEO and President;

•	evaluating competitive pay levels for key executives of other biodefense and life sciences companies based on industry analyses;

•	recommending to the Board for approval compensation for the CEO and President, including salary, bonus, restricted securities, stock options, and, if applicable, any supplemental compensation or benefit arrangements;

•	making determinations with respect to the grant of stock options and restricted securities under the 2007 Plan to all officers of the Company, other than the CEO and President, and report to the Board on such determinations at the Board’s subsequent meeting;

•	making determinations with respect to the grant of stock options and restricted securities under the 2007 Plan to all employees who are not officers of the Company and to consultants eligible to receive such grants under such plan, or, at the Committee’s sole discretion, delegate such responsibility to the CEO and President, subject to any limitations it shall impose from time to time;

•	to the extent not covered by the determinations above, reviewing and approving compensation programs applicable to officers and other selected employees and, upon recommendation of the Chairman of the Board and CEO and President, reviewing and recommending the Board’s approval of individual compensation awards for the officers;

•	recommending to the Board for approval the compensation for directors, including retainer, committee chairman’s fees, the grant of restricted securities or stock options and other similar items, as appropriate;

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•	overseeing the preparation of, and approving, this section of the Company’s annual proxy statement.

Compensation Process

The implementation of the compensation philosophy is carried out under the supervision of the committee. The compensation for our President and Chief Executive Officer, Mr. Richman, is approved by the Board of Directors after the committee has provided its analysis and recommendation. The compensation for the other executive officers is determined by the committee. Management, under guidelines approved by the committee, makes decisions regarding compensation of non-executive officer employees.

The Compensation Committee charter requires the committee to meet at least once per year, and in practice the committee meets several times per year. Typically late in the fourth quarter or early in the first quarter of the following year, annual executive officer performance reviews and life sciences company survey compensation data are reviewed and base salary adjustments, bonus payouts and annual equity grants approved. Annual performance goals are typically finalized in the first quarter.

Compensation Survey Data, Consultants and Peer Group

The Committee consults publicly available compensation survey data provided by third party vendors, such as Radford, for similarly sized life sciences companies (i.e., with between 50 and 149 employees). To evaluate the Company’s competitive position in the industry related to executive compensation, the committee has historically reviewed and analyzed survey data summarizing the compensation packages, including base salary levels, cash bonus awards and equity awards offered by other similarly sized life sciences companies. The committee believes selection use of these data on an annual basis provides useful long-term trend data for companies that compete with the Company for talent.

The committee has the authority to engage the services of independent compensation consultants, and it has done so from time to time in the past. However, the committee did not engage a third-party compensation consultant to assist the Committee in establishing 2012 overall compensation levels, specific compensation awards or annual performance goals for 2013. Most recently, the committee engaged a third-party compensation consultant, James Reda & Associates, to assist it in designing and adopting the change in control compensation policy for executives. Specifically, the committee looked at a peer group that consisted of: Somaxon Pharmaceuticals, Inc., Aelous Pharmaceuticals, Inc., Soligenix, Inc., Neurocrine Biosciences, Inc., Javelin Pharmaceuticals, Inc., SIGA Technologies, Inc., CombinatoRx, Incorporated (now known as Zalicus Inc.), Trubion Pharmaceuticals, Inc., Cypress BioScience, Inc., BioSphere Medical, Inc., Dynavax Technologies Corp., Osiris Therapeutics, Inc., Verenium Corporation, Xoma Ltd., ZymoGenetics Inc., and Emergent Biosolutions, Inc.

Components of Compensation

The Company’s compensation for executives consists of five components: base salary, cash bonuses, equity awards, and retirement benefits as provided under the Company’s 401(k) plan. The President and Chief Executive Officer annually reviews the performance and contributions of each executive officer (other than himself) and reports the results of such reviews to the Compensation Committee. The Board of Directors annually reviews the performance and contributions of the President and Chief Executive Officer.

Using significant discretion, the committee considers each executive’s performance, contributions, responsibilities, experience, and qualifications when determining the appropriate compensation level for each executive in light of the relevant compensation survey data. The components of the Company’s executive officer compensation are described below.

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Base Salary

The base salary component of compensation is designed to compensate executive officers competitively at levels necessary to attract and retain qualified executives in the life sciences industry. As a general matter, the base salary for each executive officer is based on the scope of each executive’s responsibilities, as well as his/her qualifications, breadth of experience, performance record, and depth and breadth of applicable functional expertise. Base salaries of the executive officers are reviewed by the committee annually in light of personal and Company goal attainment, executive officer performance reviews and compensation survey data. Adjustments to each executive’s base salary are based upon individual performance, changes in the general level of base salaries of persons in comparable positions within the industry, as indicated by compensation survey data, and the average merit salary increase for such year for all employees of the Company established by the committee, as well as other factors the committee judges to be pertinent during an assessment period. In making base salary decisions, the committee exercises its discretion to determine the appropriate weight to be given to each of these factors. Adjustments may be made during the fiscal year for promotions, highly urgent competitive reasons, superior performance in response to changed or challenging circumstances and other special circumstances.

The NEO annualized base salaries for 2012 were as follows: Mr. Richman, President and Chief Executive Officer, $442,900; Dr. Thomas Fuerst, Executive Vice President and Chief Scientific Officer, $319,642; Mr. Karp, Senior Vice President and General Counsel, $309,000; Ms. Chang, Senior Vice President and Chief Financial Officer, $300,000; Ms. Cook, Senior Vice President, Policy & Government Affairs, $283,069. On October 19, 2012, Dr. Fuerst resigned his position as a Company employee and entered into a Separation Agreement and General Release and Waiver. Pursuant to that agreement, among other benefits Dr. Fuerst was paid six months base salary as severance.

Effective January 1, 2013, the executive officers’ annualized base salaries are as follows: $456,187 for Mr. Richman; $320,588 for Mr. Karp; $318,000 for Ms. Chang; and $294,392 for Ms. Cook. These adjustments to base salaries were established on expected market trends for merit increases and each officer’s base salary relative to his peer group. This resulted in an approximate three percent increase in base salary for these individuals except for Ms. Chang, whose base salary had an additional increase due to her base salary being below the peer group.

Cash Bonuses

The Compensation Committee has adopted a bonus program (the “Bonus Program”) for our executive officers and other employees to be identified from time to time by the Chief Executive Officer.  The Bonus Program was established to provide for the payment to members of management and identified employees of a bonus that is linked to achievement of key corporate performance objectives and, in the case of executives, also to the achievement of key personal objectives.  The goal of the Bonus Program is to reward personnel by providing further compensation to members of management and identified employees based on the achievement of specified annual goals that the Compensation Committee and the Board of Directors believe correlate closely with the growth of long-term stockholder value.  We believe that the Bonus Program also promotes greater communication among employees and fosters the appropriate feedback for enhanced productivity and effectiveness.

The Bonus Program is intended to be applicable to the following members of management: the President and Chief Executive Officer, the Senior Vice President and Chief Financial Officer, the Senior Vice President & General Counsel, the Senior Vice President, Policy & Government Affairs, and the Senior Vice President-Regulatory Affairs and Quality.  The Chief Executive reviews and approves the annual performance objectives of each of his senior executives. Annually and based upon the recommendations of the Chief Executive Officer, the Compensation Committee approves (i) a target bonus pool amount, (ii) a target bonus payout for each executive in the Bonus Program, (iii) the corporate achievement percentages and any other one-off bonus adjustments that will be used to determine the corporate performance component of the bonus based upon a comparison of the Company’s financial and operational performance for the fiscal year against the approved financial and operating plan for the fiscal year, and (iv) the relative weight or importance of the corporate performance objectives and the personal performance objectives. Annually, the Compensation Committee reviews the Company’s actual financial and operational performance and each executive’s personal performance to determine the appropriate adjustment to the executive’s target bonus.

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Determining the annual target bonus pool.  In each fiscal year, the committee determines a target bonus pool for that fiscal year, how much of that pool should be allocated to executive officers and how much should be allocated to all other personnel.  This pool will be a target which may be revised by the committee in its discretion.

For fiscal year 2012, the target bonus pool was equal to the approximate sum of (i) 60% of the base salary for the Chief Executive Officer, (ii) 30% of the aggregate base salary of the other executives and certain other key employees, and (iii) 10% of the aggregate base salary of all other employees of the Company. The target bonus pool for the Chief Executive Officer and other senior executives was based on bonus targets set forth in the employment agreements for those individuals.

The pool was divided among the relevant executives with reference to the achievement of specific personal and corporate performance targets.  Generally, the Compensation Committee has the discretion to award more or less than the target bonus payout; and any particular executive or key employee may be awarded a bonus that is greater or less than 30% of their base salary and any non-executive employee may be awarded a bonus that is greater or less than 10% of their base salary.  The Board has the discretion to award more or less than the target bonus payout (i.e., 60% of base salary) for the CEO. Finally, the pool may be increased at the discretion of the committee to the extent new executive officers and other employees may be hired during the year.

Determining the annual target bonus payout.  During each fiscal year, the Compensation Committee determines the target bonus payout for each executive in the Bonus Program taking into account any terms regarding bonuses which may be contained in each executive’s employment agreement.  The Board will consider all factors that it deems relevant to such determination, including, but not limited to, the recommendations of our Chief Executive Officer (except with respect to his own bonus), competitive market conditions, and the Board’s assessment of the level of growth reflected in the Company’s financial performance objectives.  The executives are not subject to a maximum bonus payout.  Generally, bonuses will be paid in cash.

Determining the corporate achievement percentages and corporate performance objectives.  In each fiscal year, the Compensation Committee reviews with the executive team and establishes corporate performance objectives for the fiscal year that will apply to all senior executives, including the chief executive officer, and achievement percentages that will be used to evaluate the portion of the bonus applicable to each executive based upon the Company’s financial and operational performance.

The Compensation Committee established with management the following corporate performance objectives for 2012, with percentage weighting reflecting the approximate percentage value to be placed upon the achievement of each target in the determination of whether the overall corporate performance objectives have been met:

•	Initiate human clinical trial for SparVax® (25%)
•	Achieve contracted technical program milestones (25%)
•	Annual financial performance in line with Board approved budget (30%)
•	Continued strong performance under existing SparVax® development contract as reflected in customer feedback (20%)

The committee determined that the Company had achieved 55% of these goals in 2012.

The Compensation Committee established with management the following corporate performance objectives for 2013, with percentage weighting reflecting the approximate percentage value to be placed upon the achievement of each target in the determination of whether the overall corporate performance objectives have been met:

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•	Remove clinical hold for SparVax® (25%)
•	Annual financial performance in line with Board approved budget (15%)
•	Secure additional funding for SparVax® program (25%)
•	Broaden product candidate pipeline (35%)

Determining personal performance objectives.  Each executive’s annual personal performance objectives are agreed upon by the executive and approved by our Chief Executive Officer (except with respect to his own personal objectives).  The personal performance objectives of our Chief Executive Officer are the corporate performance objectives set forth above.

Determining relative weight of corporate performance objectives and personal objectives.  The Compensation Committee also evaluates the relative weight or importance that will be placed on achievement of the corporate performance objectives and the personal performance objectives.

Measuring performance.  After the end of the fiscal year, the Compensation Committee measures the Company’s actual performance against its corporate performance objectives and considers each executive’s personal performance against his or her personal performance objectives to determine the appropriate bonus allocable to each executive officer from the target bonus pool.  The committee considers the executive’s overall contribution to the Company’s success and, in the case of executives other than the Chief Executive Officer, the recommendation of the Chief Executive Officer.  In determining the appropriate bonuses, the Compensation Committee also considers other performance considerations related to unforeseen events occurring during the fiscal year. The committee has discretion to award a bonus that is more or less than the amount determined by the procedures outlined above or to award no bonus at all.

Equity Awards

The committee provides the Company’s executive officers with long-term incentive compensation through grants of stock options and/or restricted stock awards (“RSAs”) under the 2007 Plan. The 2007 Plan creates a strong link to the Company’s long term financial and equity market performance, create an ownership culture, and closely align the interests of our executive officers with the stockholders. The committee believes that these grants directly motivate an executive to maximize long-term stockholder value and create an effective tool for incentivizing and retaining those executives who are most responsible for influencing stockholder value. The grants also utilize vesting periods that encourage key executives to continue in the employ of the Company. Among other things, the committee considers individual performance of the executive officer, the anticipated contribution of the executive officer to the attainment of the Company’s long-term strategic performance goals, and retention and motivation of key executives in determining equity awards. The equity awards for each year are set to enable the Company to attract, motivate, and retain highly skilled executives. Long-term incentives granted in prior years may be taken into consideration, but do not play a significant role in current year determinations.

It has been the Company’s practice to make equity-based awards to our executives on an annual basis. Annual non-qualified stock option awards to executives typically vest over four years and have a ten year term. In addition, from time to time, the Company has granted additional stock options to specific executive officers for promotions, superior performance in response to changed or challenging circumstances and other special circumstances. All stock option awards are priced based upon the closing price of the Company’s common stock on the date of grant, which is also the approval date, by the committee or Board of Directors. From time to time the Company has also granted RSAs, with varying vesting periods. The Company does not maintain any equity ownership guidelines for its executive officers.

On December 3, 2012, the Compensation Committee approved stock option awards to the executive officers, other than the CEO, under the 2007 Plan. The Board approved a stock option award to the CEO on December 12, 2012 under the 2007 Plan. The stock option awards were determined based on individual performance and contribution to long-term strategic and performance goals and as well as retention and motivation of the named executive officers. The individual grants of stock options to executive officers were: Mr. Richman 150,000 stock options; Mr. Karp 65,000 stock options; Ms. Chang 75,000 stock options; and Ms. Cook 65,000 stock options. These stock options vests 25% per year starting on the first anniversary of the date of grant.

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Retirement Benefits

The terms of the Company’s 401(k) Savings Plan (the “401(k) Plan”) provide for executive officer and broad-based employee participation on the same general terms. Under the 401(k) Plan, all Company employees were formerly eligible to receive from the Company matching contributions that vested 25% per year over four years. The Company’s basic matching contribution for the 401(k) Plan was suspended September 1, 2010 and has not been reinstated. The Company made no discretionary contributions to the 401(k) Plan in 2012.

Severance Agreements and Other Benefits

Executive officers are eligible to participate in the Company’s employee benefit plans on the same terms as all other full-time employees. These plans include medical, dental and life insurance. In addition to the benefits available to all employees, we provide our executive officers with certain additional benefits that we believe reflect market standards and are reasonable and necessary to attract and/or retain each of our executive officers and allow the executive officers to realize the full benefit of the other elements of compensation we provide. These benefits include a monthly travel allowance and eligibility for four weeks of vacation from the date of hire.

In addition, executive officers are eligible to receive severance benefits in connection with terminations of employment due to death, disability, or termination without cause or constructive termination (including following a change-in-control) as set forth below and more fully described in the sections entitled “Employment Agreements” and “Severance Plan” below. The Compensation Committee believes that the executive severance arrangements reflect current market standards and severance benefits competitive with those provided by our peer group. The Committee believes that to continue to retain the services of our key executive officers, it is important to provide them with some income and benefit protection against an involuntary termination of employment.

In the event that an executive dies or is disabled, the executive has the right to receive the unpaid portion of the base salary as of the date of termination, payment of the executive’s accrued but unpaid amounts and extension of applicable benefits in accordance with the terms of any incentive compensation, retirement, employee welfare or other employee benefit plans or programs of the Company in which the executive is then participating in accordance with the terms of such plans or programs, and reimbursement for any expenses for which the executive shall not have theretofore been reimbursed.

Upon the termination of an executive’s employment without cause or for “Good Reason”, in addition to the payments set forth in the immediately preceding paragraph, the executive has the right to receive base salary continuation for 6 months (12 months in the case of Mr. Richman and 9 months in the case of Ms. Chang).  Base salary continuation is conditioned on the executive entering into a general release with terms reasonably satisfactory to the Company.

Under a severance plan adopted in May 2012, our Board of Directors approved the following severance plan for the Company’s executives in the event of termination of an executive’s employment without cause or for “Good Reason” in the event of a “change of control.” For our President and Chief Executive Officer, the plan includes: (a) payments equal to 24 months of base salary; (b) two times target annual cash bonus; (c) health and other benefits continuation for 24 months; and (d) an excise tax gross up. For the other executives, the plan includes (a) base salary continuation for 18 months; (b)1.5 times target annual cash bonus; (c) health and other benefits continuation for 18 months; and (d) in lieu of an excise tax gross up, a "best executive choice" provision under which the executive can elect to reduce his or her severance payment to the extent necessary to avoid triggering excise tax on such payment.  Our Board of Directors can modify or terminate the severance plan at any time.

The committee believes that in order to continue to retain the services of our key executive officers and focus their efforts on stockholder interests when considering strategic alternatives, it is important to provide them with enhanced income and benefit protection against loss of employment in connection with a change-in-control of our company and thereby align the interests of our stockholders and our executive officers.

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Say-on-Pay Vote

Having qualified in prior years as a “smaller reporting company,” the Company was previously not required to submit its executive compensation policies and decisions to a non-binding shareholder “say-on-pay” vote and has not done so.

Tax Considerations

Section 162(m) Policy

The Compensation Committee has found it unnecessary to consider the applicability of Section 162(m) of the Internal Revenue Code (the “Code”) because no executive officer receives compensation in excess of one million dollars.

Summary Compensation Table

The following Summary Compensation Table sets forth, for the stated fiscal years, all compensation awarded to, earned by, or paid to our “Named Executive Officers”, i.e., (i) all individuals serving as our principal executive officer or acting in a similar capacity during 2012 (“PEO”), (ii) all individuals serving as our principal financial officer or acting in a similar capacity during 2012 (“PFO”), (iii) our three most highly compensated executive officers other than the PEO and the PFO who were serving as executive officers of PharmAthene at December 31, 2012 and who received annual compensation in excess of $100,000, and (iv) up to two additional individuals who would have been included under (iii) above but for the fact that they were not serving as an executive officer of PharmAthene at December 31, 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)(1)	All Other Compensation	Total ($)

Eric I. Richman	2012	442,900	146,157	-	129,915	-	-	718,972
President and Chief	2011	435,000	93,560	131,000	225,312	-	-	884,872
Executive Officer,	2010	334,421	-	136,850	1,563,803	105,000	9,000	2,149,074
Director(3)

Linda L. Chang	2012	300,000	71,100	-	61,695	-	-	432,795
Senior Vice President
and Chief Financial Officer(4)

Jordan P. Karp, Esq.	2012	309,000	67,671	-	53,469	-	12,000	442,140
Senior Vice President and General Counsel(5)	2011	300,000	44,280	44,000	124,818	-	12,000	525,098

Francesca Cook	2012	283,069	67,087	-	53,469	-	12,000	415,625
Senior Vice President,
Policy and Gov’t Affairs(6)

Thomas R. Fuerst, Ph.D.	2012	257,949	-	-	-	-	178,420	436,369
Executive Vice President, Chief, Scientific Officer (7)	2011	313,632	35,454	-	88,869	-	24,000	461,955
	2010	226,599	65,000	-	661,926	17,700	17,754	988,979

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(1)  Amounts appearing in the Bonus column include any previously guaranteed bonuses and, in accordance with SEC guidance, also include discretionary bonus payments, while any amounts appearing in the Non-equity Incentive Plan Compensation column reflect  non-discretionary bonus payments awarded under the PharmAthene Bonus Program for executive officers and other employees, i.e., any amounts that were earned by the executive officers by meeting the relevant performance objectives specified in the PharmAthene Bonus Program.  For 2012, those performance objectives are described in the section “Compensation Discussion and Analysis” above.

(2)  Dollar amounts shown reflect the aggregate grant date fair value of stock/options computed in accordance with FASB ASC Topic 718 (formerly FAS 123R).  The fair value was estimated using the assumptions detailed in Note 2 to the Company’s Consolidated Financial Statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2012 and 2011, respectively.  The material terms of each grant are described in the footnotes to the “Outstanding Equity Awards at Fiscal Year-End table” below.

(3)  Mr. Richman was appointed our President and Chief Operating Officer on March 25, 2010, our interim Chief Executive Officer on May 2, 2010 and our Chief Executive Officer on October 20, 2010.  He became a director of PharmAthene on May 17, 2010.  Mr. Richman did not receive any compensation for his service in his capacity as director.

(4)  Ms. Chang was appointed our Senior Vice President and Chief Financial Officer in November 2011. As Ms. Chang was not a Named Executive Officer in 2011 and 2010, her summary compensation information for those years has been omitted from this table.

(5) As Mr. Karp was not a Named Executive Officer in 2010, his summary compensation information for 2010 has been omitted from this table.

(6) As Ms. Cook was not a Named Executive Officer in 2011 and 2010, her summary compensation information for those years has been omitted from this table.

(7) Dr. Fuerst was appointed our Senior Vice President and Chief Scientific Officer in April 2010 and became our Executive Vice President and Chief Scientific Officer in December 2010. Dr. Fuerst resigned from the Company in October 2012. Amounts under “All Other Compensation” for 2012 include severance payments of $159,821, of which $53,274 was paid in 2012 and $106,547 was paid in 2013. In addition, the amount includes payments for housing and accrued vacation aggregating $18,599.

Grants of Plan-Based Awards

The following table sets forth information regarding each grant of an award made to each named executive officer during the fiscal year ended December 31, 2012 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received.

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Name	Grant Date	Number of Securities Underlying Options (1)	Exercise or Base Price of Option Awards ($/sh) (2)	Grant Date Fair Value of Option Awards ($) (3)
Eric I. Richman	12/12/12	150,000	1.19	129,915
Linda L. Chang	12/03/12	75,000	1.13	61,695
Jordan P. Karp	12/03/12	65,000	1.13	53,469
Francesca Cook	12/03/12	65,000	1.13	53,469
Thomas R. Fuerst	-	-	-	-

(1) Represents shares of common stock issuable upon exercise of stock options granted during 2012.

(2) Represents the closing sales price of our common stock on the NYSE MKT on the grant date.

(3) Dollar amounts shown reflect the aggregate grant date fair value of options computed in accordance with FASB ASC Topic 718 (formerly FAS 123R).  The fair value was estimated using the assumptions detailed in Note 8 to the Company’s Consolidated Financial Statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2012 and 2011, respectively.  The material terms of each grant are described in the footnotes to the “Outstanding Equity Awards at Fiscal Year-End table” below.

In 2012, all equity awards were granted under our 2007 Long Term Incentive plan and vest in four equal installments on the first, second, third and fourth anniversaries of the grant date.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the outstanding equity awards of each of the Named Executive Officers in the Summary Compensation Table as of December 31, 2012.

As of December 31, 2012
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (1) Exercisable	Number of Securities Underlying Unexercised Options (1) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units That Have Not Vested (2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Eric I. Richman, President	28,638	0	$2.96	11/15/2013	(5)
and Chief Executive Officer	11,043	0	$3.80	1/18/2015	(6)
(4)	4,510	0	$3.80	2/22/2016	(7)
	8,282	0	$3.80	1/4/2017	(8)
	260,000	0	$5.20	10/2/2017	(9)
	22,930	7,643	$2.46	1/21/2019	(10)
	50,000	50,000	$1.51	3/25/2020	(11)
	100,000	0	$1.48	5/18/2020	(12)
	62,500	62,500	$4.20	10/20/2020	(13)
	62,500	62,500	$3.34	11/3/2020	(14)
	112,500	112,500	$3.91	12/23/2020	(15)
	25,000	0	$1.76	9/30/2021	(16)
	37,500	112,500	$1.16	12/7/2021	(17)
	91,121	0	$1.16	12/7/2021	(18)
	0	150,000	$1.19	12/12/2022	(19)

Jordan Karp, Esq., Senior	200,000	0	$2.37	7/2/2018	(24)
Vice President and General	3,594	1,198	$2.46	1/21/2019	(25)
Counsel	25,000	25,000	$1.38	5/6/2020	(26)
	37,500	37,500	$3.55	12/8/2020	(27)
	25,000	0	$1.76	9/30/2021	(28)
	18,750	56,250	$1.21	12/1/2021	(29)
	36,900	0	$1.21	12/1/2021	(30)
	0	65,000	$1.13	12/3/2022	(31)

Thomas R. Fuerst, Ph.D.,	200,000	0	$1.69	4/5/2020	(20)
Executive Vice President,	10,000	0	$1.38	5/6/2020	(21)
Chief Scientific Officer	18,750	0	$3.55	12/8/2020	(22)
	29,545	0	$1.21	12/1/2021	(23)

Francesca Cook, Senior Vice	2,761	0	$2.96	10/14/2013	(32)
President, Policy and	8,283	0	$3.80	1/18/2015	(33)
Government Affairs	3,222	0	$3.80	2/22/2016	(34)
	8,281	0	$3.80	1/4/2017	(35)
	140,000	0	$5.20	10/2/2017	(36)
	19,303	6,434	$2.46	1/21/2019	(37)
	37,500	37,500	$1.38	5/6/2020	(38)
	37,500	37,500	$3.55	12/8/2020	(39)
	18,750	56,250	$1.21	12/1/2021	(40)
	30,933	0	$1.21	12/1/2021	(41)
	0	65,000	$1.13	12/3/2022	(42)

Linda L. Chang, Chief	57,500	112,500	$1.59	11/7/2021	(43)	13,333	(45)	14,933
Financial Officer	0	75,000	$1.13	12/3/2022	(44)

(1)  Reflects options granted under our 2007 Plan as well as options initially granted under the 2002 Long-Term Incentive Plan and assumed by us in the 2007 merger and now outstanding under the 2007 Plan.  The exercise price of these options is subject to customary anti-dilution adjustments.

(2)  Reflects restricted stock awards granted under our 2007 Plan on November 7, 2011.  Unless otherwise indicated in the footnotes below, all shares of restricted stock vest in three equal annual installments of 33 1/3rd of the grant beginning on the first anniversary of the date of grant.

(3)  Reflects a closing price of our common stock on December 31, 2012 of $1.12 per share.  The closing price of our common stock on April 18, 2013 was $1.59.

(4)  Mr. Richman was appointed our President and Chief Operating Officer on March 25, 2010, our interim Chief Executive Officer on May 2, 2010 and our Chief Executive Officer on October 20, 2010.  Through March 24, 2010, he was our Senior Vice President, Business Development and Strategic Planning.

(5)  Reflects options to purchase 28,638 shares of common stock granted on November 15, 2003, which are fully vested.

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(6)  Reflects options to purchase 11,043 shares of common stock granted on January 18, 2005, which are fully vested.

(7)  Reflects options to purchase 4,510 shares of common stock granted on February 22, 2006, which are fully vested.

(8)  Reflects options to purchase 8,282 shares of common stock granted on January 4, 2007, which are fully vested.

(9)  Reflects options to purchase 260,000 shares of common stock granted on October 2, 2007, which are fully vested.

(10) Reflects options to purchase 30,573 shares of common stock granted on January 21, 2009 pursuant to which 25% vested on the first, second, third and fourth anniversaries of the grant date, subject to accelerated vesting as described in “-Employment Agreements.”

(11)  Reflects options to purchase 100,000 shares granted on March 25, 2010, pursuant to which 25% vest on the first, second, third and fourth anniversaries of the grant date, subject to accelerated vesting as described in “-Employment Agreements.”

(12) Reflects options to purchase 100,000 shares granted on May 18, 2010, which are fully vested.

(13) Reflects options to purchase 125,000 shares granted on October 20, 2010, pursuant to which 25% vest on the first, second, third and fourth anniversaries of the grant date, subject to accelerated vesting as described in “-Employment Agreements.”

(14) Reflects options to purchase 125,000 shares granted on November 3, 2010, pursuant to which 25% vest on the first, second, third and fourth anniversaries of the grant date, subject to accelerated vesting as described in “-Employment Agreements.”

(15)  Reflects options to purchase 225,000 shares granted on December 23, 2010, pursuant to which 25% vest on the first, second, third and fourth anniversaries of the grant date, subject to accelerated vesting as described in “-Employment Agreements.”

(16) Reflects options to purchase 25,000 shares granted on September 30, 2011, which are fully vested.

(17) Reflects options to purchase 150,000 shares granted on December 7, 2011, pursuant to which 25% vest on the first, second, third and fourth anniversaries of the grant date, subject to accelerated vesting as described in “-Employment Agreements.”

(18) Reflects options to purchase 91,121 shares granted on December 7, 2011, which are fully vested.

(19)  Reflects options to purchase 150,000 shares granted on December 12, 2012, pursuant to which 25% vest on the first, second, third and fourth anniversaries of the grant date, subject to accelerated vesting as described in “-Employment Agreements.”

(20)  Reflects options to purchase 350,000 shares granted on April 5, 2010, of which 50,000 vested immediately, and 75,000 vested on the first and second anniversary of the grant date. The balance of the award was forfeited as a result of Dr. Fuerst’s October 19, 2012, resignation.

(21)  Reflects options to purchase 20,000 shares granted on May 6, 2010, pursuant to which 25% vested on the first and second anniversary of the grant date. The balance of the award was forfeited as a result of Dr. Fuerst’s, October 19, 2012 resignation.

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(22)  Reflects options to purchase 75,000 shares granted on December 8, 2010, pursuant to which 25% vested on the first and second anniversary of the grant date. The balance of the award was forfeited as a result of Dr. Fuerst’s October 19, 2012, resignation.

(23)   Reflects options to purchase 29,545 shares granted on December 1, 2011, which vested in full with the modification made to the award as a part of Dr. Fuerst’s severance agreement. These options were exercised by Dr. Fuerst in March 2013.

(24) Reflects options to purchase 200,000 shares granted on July 2, 2008, which are fully vested.

(25) Reflects options to purchase 4,792 shares granted on January 21, 2009, pursuant to which 25% vested on the first, second, third and fourth anniversaries of the grant date.

(26) Reflects options to purchase 50,000 shares granted on May 6, 2010, pursuant to which 25% vest on the first, second, third and fourth anniversaries of the grant date.

(27) Reflects options to purchase 75,000 shares granted on December 8, 2010, pursuant to which 25% vest on the first, second, third and fourth anniversaries of the grant date.

(28) Reflects options to purchase 25,000 shares granted on September 30, 2011, which are fully vested.

(29) Reflects options to purchase 75,000 shares granted on December 1, 2011, pursuant to which 25% vest on the first, second, third and fourth anniversaries of the grant date.

(30) Reflects options to purchase 36,900 shares granted on December 1, 2011, which are fully vested.

(31) Reflects options to purchase 65,000 shares granted on December 3, 2012, pursuant to which 25% vest on the first, second, third and fourth anniversaries of the grant date.

(32) Reflects options to purchase 5,522 shares of common stock granted on October 14, 2003, 2,761 of which were exercised and 2,761 which are fully vested but unexercised.

(33) Reflects options to purchase 11,044 shares of common stock granted on January 18, 2005, 2,761 of which were exercised and 8,283 which are fully vested but unexercised.

(34)  Reflects options to purchase 3,222 shares of common stock granted on February 22, 2006, which are fully vested.

(35)  Reflects options to purchase 8,281 shares of common stock granted on January 4, 2007, which are fully vested.

(36)  Reflects options to purchase 140,000 shares of common stock granted on October 2, 2007 which are fully vested.

(37) Reflects options to purchase 25,737 shares of common stock granted on January 21, 2009, which vested in three equal annual installments of 33 1/3rd of the grant beginning on the first anniversary of the date of grant, subject to accelerated vesting as described in “-Employment Agreements.”

(38) Reflects options to purchase 75,000 shares granted on May 6, 2010, pursuant to which 25% vest on the first, second, third and fourth anniversaries of the grant date.

(39) Reflects options to purchase 75,000 shares granted on December 8, 2010, pursuant to which 25% vest on the first, second, third and fourth anniversaries of the grant date.

(40) Reflects options to purchase 75,000 shares granted on December 1, 2011, pursuant to which 25% vest on the first, second, third and fourth anniversaries of the grant date.

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(41) Reflects options to purchase 30,933 shares granted on December 1, 2011, which are fully vested.

(42) Reflects options to purchase 65,000 shares granted on December 3, 2012, pursuant to which 25% vest on the first, second, third and fourth anniversaries of the grant date.

(43)  Reflects options to purchase 170,000 shares granted on April 5, 2010, of which 20,000 vested immediately, and 37,500 vest on the first, second, third and fourth anniversaries of the grant date.

(44) Reflects options to purchase 75,000 shares granted on December 3, 2012, pursuant to which 25% vest on the first, second, third and fourth anniversaries of the grant date.

(45)  Reflects 20,000 shares of restricted stock granted on November 7, 2011 pursuant to which 33.3% vested on each anniversary of the date of grant.

Option Exercises and Stock Awards Vested

The following table sets forth information regarding the exercise of stock options and vesting of restricted stock awards during the fiscal year ended December 31, 2012 for each named executive officer on an aggregated basis.

	Stock Awards
Name	Number of Shares Acquired on Vest	Value Realized on Vest (1)

Eric I. Richman	85,191	$109,860
Jordan P. Karp	1,597	$2,172
Francesca Cook	8,579	$11,667
Linda L. Chang	6,667	$7,134
Thomas R. Fuerst, Ph.D.	-	-

(1) The amounts in the "Value Realized on Vest" column are calculated based on the difference between the closing market price per share of our common stock on the date of vest, if available, or previous business day.

Employment Agreements

Eric I. Richman

Mr. Richman was appointed our President and Chief Operating Officer on March 25, 2010, our interim Chief Executive Officer on May 2, 2010, and our Chief Executive Officer on October 20, 2010.  On December 23, 2010, we entered into a new employment agreement with Mr. Richman, for the period commencing on January 1, 2011 and ending on the first anniversary of such date.  The term of the agreement is automatically extended for an additional year on each anniversary unless 90 days' prior written notice of non-extension is provided, provided that a nonrenewal by the Company is treated as a termination without cause under the agreement.

Under the agreement, Mr. Richman is paid an annual base salary of $435,000, subject to annual review and increase at the option of the Compensation Committee of our Board of Directors.  Effective January 1, 2013, Mr. Richman’s base salary was increased to $456,187. Mr. Richman is also eligible for an annual cash bonus, the target of which is no less than 60% of his base salary, based on the achievement of certain corporate objectives.  The corporate objectives will be determined by the Compensation Committee in consultation with Mr. Richman, while the achievement of such objectives will be determined by the Compensation Committee.

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Pursuant to the agreement, as of December 23, 2010 Mr. Richman was granted an option, under the Company’s 2007 Long-Term Incentive Compensation Plan, as amended, to purchase 225,000 shares of the Company’s common stock at an exercise price of $3.91 per share, the closing price of the Company’s common stock on the NYSE MKT on December 23, 2010.  The option, which has a term of ten years, vests over a 4 year period with 25% each vesting on the first, second, third and fourth anniversaries of the grant date.  In the event of a change in control during Mr. Richman's employment period and a termination other than for cause or a termination for good reason occurs on or within twelve months of the consummation of the change in control, all equity issued by the Company held by Mr. Richman and not then vested (except for the restricted stock awards which are treated as described below) will immediately and fully vest.

In accordance with the agreement, Mr. Richman received a cash bonus for 2010 of $105,000.  In addition, as of December 23, 2010, Mr. Richman was granted 35,000 shares of restricted stock of the Company under the 2007 Plan, which vested in full on the three month anniversary of the grant date.

Under the terms of the agreement, if Mr. Richman is terminated other than for cause or he resigns for good reason, he is entitled to receive, in addition to unpaid salary and expenses and payment of accrued incentive compensation amounts, (A) severance payments in the form of a continuation of his base salary in effect immediately prior to the termination for a period of 12 months following the termination, (B) a lump-sum payment equal to the accrued portion of his target bonus, including any unpaid portion of the prior year’s bonus, and (C) COBRA coverage, to the extent elected, provided at the same premiums as are charged to active employees for the same level of group health coverage for a period of 12 months following termination, all of which are payable in consideration for and only after he executes a general release containing terms reasonably satisfactory to us.  The same provisions apply if Mr. Richman is terminated without cause or if he resigns for good reason within 12 months of a change of control and no new employment agreement has been entered into within 90 days of such change of control, except that Mr. Richman’s severance payment would be made in one lump-sum payment corresponding to 18 months’ salary, he would also receive his target bonus for the year of termination and all equity-based awards held by Mr. Richman would be deemed fully vested as of the date of termination.

The agreement specifies that Mr. Richman’s previous employment agreement with the Company was terminated as of January 1, 2011, other than with respect to provisions that specifically survive a termination thereof and other than with respect to the provision in Amendment No. 1 to his previous employment agreement relating to the grant of options to purchase 100,000 shares of the Company’s common stock, which vested in full on May 2, 2011.   Amendment No. 1 to his previous employment agreement had been executed on May 18, 2010 in connection with Mr. Richman’s appointment to the position of President and interim Chief Executive Officer.  Under the amendment, Mr. Richman had been paid an annual base salary of $350,000 effective from May 2, 2010.

The December 23, 2010 agreement requires that during his employment and for a period of 12 months (in some cases 18 months) following termination of the employment, Mr. Richman shall not directly or indirectly engage in the development, production, marketing or sale of products that compete with our products or assist others in a competing business or induce other employees of PharmAthene to terminate their employment with us or engage in a competing business.  Mr. Richman is furthermore required to refrain from directly or indirectly disclosing any confidential information obtained while working at PharmAthene.

The agreement further specifies that if Mr. Richman becomes entitled to severance payments, subject to a limited exception in case of adverse tax effects, all salary continuation payments shall be placed in an irrevocable grantor trust, the assets of which are to be used to make the severance payments to the executive or satisfy the claims of the Company's unsecured general creditors in the event of the Company's insolvency or bankruptcy.  If Mr. Richman is a “specified employee” (as determined in accordance with Treasury Regulation Section 1.409A-1(i) or related Company policy) at the time of termination, the severance payments otherwise payable to Mr. Richman during the first six months following termination (to the extent they constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Internal Revenue Code and the regulations thereunder) will be deferred until the date that is six months after termination of employment (or earlier upon his death).

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“Change in Control” is defined in the agreement as (i) an acquisition by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; excluding, however, certain acquisitions from or by the Company or an employee benefit plan sponsored or maintained by the Company; (ii) a merger, consolidation, reorganization or similar corporate transaction, in which outstanding shares of common stock are converted into (A) shares of stock of another company, other than a conversion into shares of voting common stock of the successor corporation (or a holding company thereof) representing 80% of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation or (B) other securities (of either the Company or another company) or cash or other property; (iii) the issuance of shares of common stock in connection with a merger, consolidation, reorganization or similar corporate transaction in an amount in excess of 40% of the number of shares of common stock outstanding immediately prior to the consummation of such transaction; (iv) the (A) the sale or other disposition of all or substantially all of the assets of the Company or (B) a complete liquidation or dissolution of the Company; or (v) the adoption by the Board of a resolution to the effect that any person has acquired effective control of the business and affairs of the Company.

Termination “for good reason” is defined as a termination by the executive for (a) any material breach by the Company of our obligations under the employment agreement; (b) any material reduction in the executive's duties, authority or responsibilities without the executive's consent; (c) any assignment to the executive of duties or responsibilities materially inconsistent with the executive's position and duties under the employment agreement without consent; (d) a relocation of the Company's principal executive offices or our determination to require the executive to be based more than 25 miles away; (e) depriving the executive of any material benefit plan; (f) non-renewal by the Company of the agreement in accordance with the terms of the agreement; or (g) the failure by the Company to obtain the specific assumption of the employment agreement by any successor or assignee of the Company or any person acquiring substantially all of the Company's assets. Mr. Richman may not terminate “for good reason” unless he first provides us with written notice specifying the good reason and provides us with 20 days in which to remedy the stated reason.

Termination “for cause” is defined as a termination for (1) willful and substantial misconduct that materially injures us and is not corrected; (2) repeated neglect of duties or failure to act, which can reasonably be expected to materially and adversely affect our business or affairs, after written notice from us; (3) material breach of the confidentiality and related provisions of the employment agreement or of our policies; (4) commission of material fraud with respect to our business and affairs; (5) conviction of, or nolo contendere plea to, a felony; (6) demonstrable gross negligence or (7) habitual insobriety or use of illegal drugs adversely affecting the executive’s duties.

Please also read the disclosure under “– Severance Plan” below with respect to “change of control” events.

Jordan P. Karp

On June 30, 2008, we entered into an employment agreement with Jordan Karp, under which Mr. Karp serves as our General Counsel, for the period commencing on June 30, 2008 and ending on the first anniversary of such date. The term of the agreement is automatically extended for an additional year on each anniversary unless 90 days' prior written notice of non-extension is provided.

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Under the agreement, Mr. Karp is paid an annual base salary of $275,000, subject to annual review and increase at the option of the Compensation Committee. Effective January 1, 2013, Mr. Karp’s base salary was increased to $320,588. Mr. Karp is also eligible for an annual cash bonus of up to 30% of his base salary payable at the sole discretion of the Compensation Committee, and may be eligible for additional bonuses at the option and sole discretion of the Compensation Committee based on the achievement of certain pre-determined performance milestones.

The agreement reflects the grant of an option, under the Company’s 2007 Long-Term Incentive Compensation Plan, as amended, to purchase up to 200,000 shares of the Company’s common stock at an exercise price of $2.37 per share, the closing price of the Company’s common stock on the NYSE MKT on the date of grant.  The option, which has a term of ten years, vests in four equal installments beginning on the first anniversary of the date of grant.

Under the terms of his agreement, if Mr. Karp is terminated other than for cause or he resigns for good reason, he is entitled to receive, in addition to unpaid salary and expenses and payment of accrued incentive compensation amounts, severance payments in the form of a continuation of his base salary in effect immediately prior to the termination for a period of six months following the termination, which are payable in consideration for and only after he executes a general release containing terms reasonably satisfactory to us. Termination “for cause” or “for good reason” is as defined above under “- Eric I. Richman,” except that non-renewal by the Company of the agreement in accordance with the terms of the agreement does not qualify as a termination “for good reason” in the employment agreement for Mr. Karp. Please also read the disclosure under “– Severance Plan” below with respect to “change of control” events.

Linda L. Chang

On February 7, 2012, we entered into an employment agreement with Linda Chang, under which Ms. Chang serves as our Chief Financial Officer, for the period commencing on February 7, 2012 and ending on the first anniversary of her hiring date, November 7, 2012.  The term of the agreement is automatically extended for an additional year on each anniversary unless 90 days' prior written notice of non-extension is provided.

Under the agreement, Ms. Chang is paid an annual base salary of $300,000, subject to annual review and increase at the option of the Compensation Committee.  Effective January 1, 2013, Ms. Chang’s base salary was increased to $318,000. Ms. Chang is also eligible for an annual cash bonus of up to 30% of her base salary payable at the sole discretion of the Compensation Committee, and may be eligible for additional bonuses at the option and sole discretion of the Compensation Committee based on the achievement of certain pre-determined performance milestones.

The agreement reflected payment of a $25,000 signing bonus upon her employment with the Company, with the requirement that she repay such amount if she resigns her employment for any reason other than for “good reason” or the Company terminates her employment for “cause” prior to November 7, 2012. The agreement reflected the grant of an option, under the 2007 Plan to purchase up to 170,000 shares of the Company’s common stock at an exercise price of $1.59 per share, the closing price of the Company’s common stock on the NYSE MKT on the date of grant.  The option, which has a term of ten years, vests immediately with respect to 20,000 shares, with the remaining 150,000 shares vesting over a 4 year period with 25% each vesting on the first, second, third and fourth anniversaries of the grant date. The agreement also reflected the award of a restricted share grant of 20,000 shares of Company common stock under the 2007 Plan vesting at a rate of 33 1/3rd% per year starting on the first anniversary of the date of grant.

Under the terms of the agreements, if Ms. Chang is terminated other than for cause or she resigns for good reason, she is entitled to receive, in addition to unpaid salary and expenses and payment of accrued incentive compensation amounts, severance payments in the form of a continuation of her base salary in effect immediately prior to the termination for a period of nine months following the termination, which are payable in consideration for and only after she executes a general release containing terms reasonably satisfactory to us.  Termination “for cause” or “for good reason” is as defined above under “- Eric I. Richman,” except that non-renewal by the Company of the agreement in accordance with the terms of the agreement does not qualify as a termination “for good reason” in the employment agreements for Ms. Chang. Please also read the disclosure under “– Severance Plan” below with respect to “change of control” events.

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Francesca Cook

On April 18, 2008, we entered into an employment agreement with Francesca Cook, under which Ms. Cook. Karp serves as our Vice President, Policy & Government Affairs, for the period commencing on April 18, 2008 and ending on the first anniversary of such date. The term of the agreement is automatically extended for an additional year on each anniversary unless 90 days' prior written notice of non-extension is provided.

Under the agreement, Ms Cook is paid an annual base salary of $231,612, subject to annual review and increase at the option of the Compensation Committee. Effective January 1, 2013, Ms. Cook’s base salary was increased to $294,392. Ms Cook is also eligible for an annual cash bonus of up to 30% of her base salary payable at the sole discretion of the Compensation Committee, and may be eligible for additional bonuses at the option and sole discretion of the Compensation Committee based on the achievement of certain pre-determined performance milestones.

Under the terms of her agreement, if Ms. Cook is terminated other than for cause or she resigns for good reason, she is entitled to receive, in addition to unpaid salary and expenses and payment of accrued incentive compensation amounts, severance payments in the form of a continuation of her base salary in effect immediately prior to the termination for a period of six months following the termination, which are payable in consideration for and only after she executes a general release containing terms reasonably satisfactory to us. Termination “for cause” or “for good reason” is as defined above under “- Eric I. Richman,” except that non-renewal by the Company of the agreement in accordance with the terms of the agreement does not qualify as a termination “for good reason” in the employment agreement for Ms. Cook. Please also read the disclosure under “– Severance Plan” below with respect to “change of control” events.

Thomas R. Fuerst

On April 5, 2010, we entered into an employment agreement with Thomas R. Fuerst, under which Dr. Fuerst served as our Chief Scientific Officer, for the period commencing on April 5, 2010 and ending on the first anniversary of such date. The term of the agreement was automatically extended for an additional year on each anniversary unless 90 days' prior written notice of non-extension is provided. Dr. Fuerst resigned effective October 19, 2012.

Under the agreement, Dr. Fuerst was paid an annual base salary of $305,000, subject to annual review and increase at the option of the Compensation Committee. Effective January 1, 2012, Dr. Fuerst’s base salary was increased to $319,642. Dr. Fuerst was also eligible for an annual cash bonus of up to 30% of his base salary payable at the sole discretion of the Compensation Committee (provided that his bonus for the first year of employment would be no less than $25,000), and was eligible for additional bonuses at the option and sole discretion of the Compensation Committee based on the achievement of certain pre-determined performance milestones.

The agreement reflected the grant of an option, under the Company’s 2007 Long-Term Incentive Compensation Plan, as amended, to purchase up to 350,000 shares of the Company’s common stock at an exercise price of $1.69 per share, the closing price of the Company’s common stock on the NYSE MKT on the date of grant. The option, which has a term of ten years, vested immediately with respect to 50,000 shares, with the remaining 300,000 shares vesting over a 4 year period with 25% each vesting on the first, second, third and fourth anniversaries of the grant date.

Under the agreement, Dr. Fuerst also received a sign-on bonus of $40,000, and is entitled to the payment of travel expenses from his out-of-state residence to the Company’s main offices of up to $2,000 per month until the earlier of his residence relocation or the end of the first 24 months of his employment.

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Under the terms of the agreements, if Dr. Fuerst was terminated other than for cause or he resigned for good reason, he would be entitled to receive, in addition to unpaid salary and expenses and payment of accrued incentive compensation amounts, severance payments in the form of a continuation of his base salary in effect immediately prior to the termination for a period of six months following the termination, which are payable in consideration for and only after he executes a general release containing terms reasonably satisfactory to us. Termination “for cause” or “for good reason” is as defined above under “- Eric I. Richman,” except that non-renewal by the Company of the agreement in accordance with the terms of the agreement did not qualify as a termination “for good reason” in the employment agreements for Dr. Fuerst. Please also read the disclosure under “– Severance Plan” below with respect to “change of control” events.

Dr. Fuerst resigned from his position as Chief Scientific Officer effective October 19, 2012. Dr. Fuerst forfeited 520,000 stock option awards, 291,250 pre-vest forfeitures on the date of his resignation and 228,750 post-vest forfeitures. Dr. Fuerst exercised 29,545 of his December 1, 2011 stock option awards on March 18, 2013.

Potential Payments Upon Termination or Change of Control

Termination Without Cause/For Good Reason after a Change of Control

Severance Plan

On May 9, 2012, our Board of Directors approved the following severance plan (the "Severance Plan") for our Chief Executive Officer and certain other executives, including our Chief Financial Officer and each Named Executive Officer (collectively, the "Covered Executives"), which applies in case of a "change of control." For our President and Chief Executive Officer, the Severance Plan includes: (a) payments equal to 24 months' worth of base salary; (b) two times target annual cash bonus; (c) health and other benefits continuation for 24 months; and (d) an excise tax gross up. For the other Covered Executives, the Severance Plan includes (a) base salary continuation for 18 months; (b) 1.5 times target annual cash bonus; (c) health and other benefits continuation for 18 months; and (d) in lieu of an excise tax gross up, a "best executive choice" provision under which the executive can elect to reduce his or her severance payment to the extent necessary to avoid triggering excise tax on such payment.  Our Board of Directors can modify or terminate the Severance Plan at any time.

The following table sets forth the amount of potential payments and value of benefits that each named executive officer, who was serving as an executive officer on December 31, 2012, would have received if we had terminated the executive officer’s employment on December 31, 2012 following a “change of control” as specified under the Severance Plan:

Name	Cash Payments (1)	Value of Benefits (2)	Value of Options (3)	Excise Tax Gross Up(4)

Eric I. Richman	$1,417,280	$54,000	0	0
Jordan P. Karp	$602,550	$40,000	0	-
Francesca Cook	$551,985	$26,000	0	-
Linda L. Chang	$585,000	$1,000	0	-

(1) Represents the sum of (a) an amount equal to 24 months' worth of base salary (for Eric Richman) and 18 months’ worth of base salary (for all other named executive officers), and (b) an amount equal to 200% of the target annual cash bonus (for Eric Richman) and 150% of the target annual cash bonus (for all other named executive officers). According to their respective employment agreements, Mr. Richman’s target bonus is up to 60% of base salary and the target bonus for all other named executive officers is up to 30% of base salary.

(2) Estimated value of health and life insurance and other benefits for 24 months and 18 months, respectively.

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(3) The value of the automatic acceleration of the vesting of unvested stock options held by an executive is based on the difference between: (a) the market price of the shares of PharmAthene, Inc. common stock underlying the unvested stock options held by such officer as of December 31, 2012, which is based on the closing sale price of common stock on December 31, 2012 (i.e., $1.12), and (b) the exercise price of the options, which range from $1.13 to $3.91 per share. The closing price per share of PharmAthene’s common stock is below the lowest exercise price of unvested stock options, therefore, there is no intrinsic value associated with these unvested awards at December 31, 2012. Under Mr. Richman’s employment agreement, if he is terminated without cause or if he resigns for good reason within 12 months of a change of control and no new employment agreement has been entered into within 90 days of such change of control, all equity-based awards held by Mr. Richman would be deemed fully vested as of the date of termination. The acceleration provisions for the remaining named executive officers are set forth in their stock option grant agreements.

(4) To the extent that Mr. Richman is subject to certain excise taxes under Section 4999 of the Internal Revenue Code, he is eligible for reimbursement of those excise taxes and any additional federal, state, local and excise tax resulting from such gross-up payments.  The amount reported in the table is calculated assuming an excise tax rate of 20%. We have assumed, solely for purposes of preparing this table, that the salary continuation portion of the severance constitutes “reasonable compensation” for the restrictive covenants to which the executive is bound following the termination of employment. Accordingly, we have not treated the salary continuation portion as part of the amounts falling under Section 4999 of the Internal Revenue Code. Such assumption may change at the time of an actual change of control. All other named executive officers are subject to a "best executive choice" provision under which the executive can elect to reduce his or her severance payment to the extent necessary to avoid triggering excise tax on such payment.

Termination Without Cause/For Good Reason in the Absence of a Change of Control

The following table sets forth the percentage of base salary and the stated period for continued employee benefits to which each of our named executive officers is entitled, if we terminated the executive officer’s employment without cause or if the named executive officer resigned for good reason on December 31, 2012, as set forth in the relevant employment agreement.

Name	Percentage of Annual Base Salary and Bonus	Stated Period for Continued Employee Benefits

Eric I. Richman	100% of salary for 12 months; lump-sum payment of accrued portion of target bonus and unpaid portion of prior year’s bonus	12 Months
Jordan P. Karp	100% of salary for 6 months	-
Francesca Cook	100% of salary for 6 months	-
Linda L. Chang	100% of salary for 9 months	-

The following table sets forth the amount of potential payments and value of benefits that each named executive officer, who was serving as an executive officer on December 31, 2012, would have received if we had terminated the executive officer’s employment without cause or if the named executive officer resigned for good reason on December 31, 2012.

Name	Cash Payments (1)	Value of Benefits (2)	Value of Options

Eric I. Richman	$442,900	27,000	-
Jordan P. Karp	$154,500	-	-
Francesca Cook	$141,535	-	-
Linda L. Chang	$225,000	-	-

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(1) See preceding table. The amounts in the table above only reflect the salary portion of the cash payments.

(2) Estimated value of health and life insurance and other benefits. See preceding table.

Equity Compensation Plan Information

The following table provides information regarding the number of securities to be issued under our 2007 Plan, the weighted-average exercise price of options issued under the 2007 Plan and the number of securities remaining available for future issuance under the 2007 Plan, in each case as of December 31, 2012:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	6,225,612	(1)	$2.52	7,521,334	(2)

Equity compensation plans not approved by security holders	—		—	—

Total	6,225,612		$2.52	7,521,334

(1)  Does not include 13,333 shares of restricted stock granted under the 2007 Plan as of December 31, 2012.

(2)  This amount includes shares underlying unexercised options already granted and reported in the first column.  Under our 2007 Plan, such shares are not treated as issued and are not counted as used against the plan limits until the options are exercised.  If we were to exclude shares underlying unexercised options already granted, this amount would be 1,295,722 as of December 31, 2012.  Under our 2007 Plan, the number of shares available for issuance under such plan is automatically increased as of the first day of our fiscal year, beginning in 2009 and occurring each year thereafter through 2015, by a number that is equal to the lower of (i) 1,100,000 shares, (ii) 2.5% of the outstanding shares of common stock as of the end of our immediately preceding fiscal year, and (iii) any lesser number of shares determined by the Board; provided, however, that the aggregate number of shares available for issuance pursuant to such increases may not exceed 5,700,000 shares.

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Further information regarding our 2007 Plan is contained in Note 8 to our consolidated financial statements for the fiscal year ended December 31, 2012 contained in our Annual Report on Form 10-K for that year.

Certain Relationships and Related Transactions

Other than as disclosed pursuant to Item 402 of Regulation S-K in the sections “Director Compensation” and “Executives and Executive Compensation” above, no reportable transactions as described in Item 404(a) of Regulation S-K took place in the year ended December 31, 2012 through the date of this proxy statement.

There are no familial relationships among our directors, nominees and/or executive officers.

The information required by Item 407(a) of Regulation S-K on Director Independence is incorporated herein by reference to “Corporate Governance; Board of Directors” in this Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the SEC. Based solely on our review of copies of these reports filed with the SEC, we believe there has been compliance with all Section 16(a) filing requirements applicable to such directors, executive officers and 10% beneficial owners for 2012.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as it was available to the Company on April 18, 2013, based on information furnished by the persons named below, obtained from our transfer agent and/or obtained from certain beneficial ownership filings made by the persons named below with the SEC, with respect to the beneficial ownership of shares of the Company’s common stock by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of the Company’s common stock (inclusion in this table shall not be deemed an admission of affiliate status), (ii) each director, nominee for director and Named Executive Officer and (iii) all directors and executive officers as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Outstanding Shares(2)

Funds Affiliated with MPM Bioventures III, L.P.(3)	7,168,930	14.35%
Steven St. Peter, M.D.(4)**	—	*
John Gill(5)**	132,759	*
Joel McCleary(6)**	268,559	*
Derace L. Schaffer, M.D.(7)**	1,241,043	2.51%
Eric I. Richman(8)**	1,098,183	2.19%
Jeffrey W. Runge, M.D.(9)**	97,700	*
Mitchel Sayare, Ph.D.(10)**	135,414	*
Brian A. Markison**(11)	20,000	*
Linda L. Chang (12)	87,500	*
Jordan P. Karp, Esq.(13)	392,371	*
Francesca Cook (14)	370,843	*
Thomas R. Fuerst, Ph.D.(15)	44,545	*
All directors and executive officers as a group (11 persons)	3,844,372	7.46%

* Less than 1.0%

 ** Director

39

(1)  Unless otherwise indicated in other footnotes, the address for each beneficial owner is c/o PharmAthene, Inc., One Park Place, Annapolis, MD 21401.

(2)  Based on 49,135,119 shares of common stock as of April 18, 2013, of which 48,845,064 shares were outstanding on the records of our transfer agent and an additional 290,055 shares were issuable. Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying warrants, notes or subject to options held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding.  Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.  Except as indicated in the following footnotes or pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

(3)  Includes 729,108 shares issuable upon exercise of warrants.  As disclosed in their Schedule 13D/A filed on December 27, 2010, the amounts included in the table are directly owned by MPM BioVentures III, L.P. (“BV III”), MPM BioVentures III-QP, L.P. (“BV III QP”), MPM BioVentures III GmbH & Co. Beteiligungs KG (“BV III KG”), MPM BioVentures III Parallel Fund, L.P. (“BV III PF”) and MPM Asset Management Investors 2004 BVIII LLC (“AM LLC”).  MPM BioVentures III GP, L.P. (“BV III GP”) and MPM BioVentures III LLC (“BV III LLC”) are the direct and indirect general partners of BV III, BV III QP, BV III KG and BV III PF (collectively with AM LLC, BV III GP and BV III LLC, the “MPM Funds”).  The members of BV III LLC and AM LLC are Luke Evnin, Ansbert Gadicke, Nicholas Galakatos, Dennis Henner, Nicholas Simon III, Michael Steinmetz and Kurt Wheeler, who disclaim beneficial ownership of these shares except to the extent of their proportionate pecuniary interest therein.  Dr. Steven St. Peter, a member of our Board of Directors, was affiliated with the MPM Funds through April 2012, but was not a member of the general partners and thus is not deemed to have beneficial ownership of the shares owned by the MPM Funds.  The amount for the MPM Funds in the table above includes options to purchase 91,104 shares granted to Dr. St. Peter and subsequently assigned to MPM Funds and options to purchase 1,104 shares held directly by Ansbert Gadicke.  The address for the MPM Funds is The John Hancock Tower, 200 Clarendon Street, 54th floor, Boston, MA, 02116.

(4)  Does not include options to purchase 20,000 shares of common stock that are not exercisable and will not be exercisable within 60 days of April 18, 2013. Furthermore, does not include options to purchase 91,104 shares of common stock that have been assigned to the MPM Funds.  Dr. St. Peter is a member of our Board of Directors.  Dr. St. Peter was affiliated with the MPM Funds through April 2012 as discussed in footnote (3) above, but was not a member of the general partners and thus is not deemed to have beneficial ownership of the shares owned by the MPM Funds.

(5)  Consists of options to purchase 132,759 shares of common stock (representing the portion of options to purchase a total of 152,759 shares of common stock that was exercisable as of April 18, 2013 or will become exercisable within 60 days thereof).  Mr. Gill is a member of our Board of Directors

(6)  Includes options to purchase 142,759 shares of common stock (representing the portion of options to purchase a total of 162,759 shares of common stock that was exercisable as of April 18, 2013 or will become exercisable within 60 days thereof) and 5,633 shares issuable upon exercise of warrants.  Mr. McCleary is a member of our Board of Directors.

(7)  Includes options to purchase 90,000 shares of common stock (representing the portion of options to purchase a total of 110,000 shares of common stock that was exercisable as of April 18, 2013 or will become exercisable within 60 days thereof) and 133,333 shares issuable upon exercise of warrants.  Dr. Schaffer is a member of our Board of Directors.  Of the shares beneficially owned by Dr. Schaffer, 123,929 shares, and 80,000 shares issuable upon exercise of warrants, are held in Dr. Schaffer’s IRA.

40

(8)  Includes 159,516 restricted shares granted and not relinquished for tax purposes (included herein irrespective of vesting date), options to purchase a total of 909,167 shares of common stock (representing the portion of options to purchase a total of 1,434,167 shares of common stock that was exercisable as of April 18, 2013 or will become exercisable within 60 days thereof) and 2,194 shares issuable upon exercise of warrants.  On March 25, 2010, Mr. Richman was appointed our President, on May 2, 2010 our interim Chief Executive Officer and on October 20, 2010 our Chief Executive Officer.  Mr. Richman was appointed to our Board in May 2010.

(9)  Includes options to purchase a total of 60,000 shares of common stock (representing the portion of options to purchase a total of 80,000 shares of common stock that was exercisable as of April 18, 2013 or will become exercisable within 60 days thereof).  Dr. Runge is a member of our Board of Directors.

(10)  Includes options to purchase a total of 130,414 shares of common stock (representing the portion of options to purchase a total of 192,139 shares of common stock that was exercisable as of April 18, 2013 or will become exercisable within 60 days thereof).  Dr. Sayare is a member of our Board of Directors and became its Chairman in July 2011.

(11)  Includes options to purchase a total of 20,000 shares of common stock (representing the portion of options to purchase a total of 40,000 shares of common stock that was exercisable as of April 18, 2013 or will become exercisable within 60 days thereof).  Mr. Markison became a member of our Board in September 2011.

(12)  Includes 20,000 restricted shares granted and not relinquished for tax purposes (included herein irrespective of vesting date), options to purchase a total of 57,500 shares of common stock (representing the portion of options to purchase a total of 245,000 shares of common stock that was exercisable as of April 18, 2013 or will become exercisable within 60 days thereof). Linda L. Chang is our Chief Financial Officer.

(13) Includes 21,929 restricted shares granted and not relinquished for tax purposes (included herein irrespective of vesting date), options to purchase 360,442 shares of common stock (representing the portion of options to purchase a total of 531,692 shares of common stock that was exercisable as of April 18, 2013 or will become exercisable within 60 days thereof).  Mr. Karp is our General Counsel.

(14) Includes 33,604 restricted shares granted and not relinquished for tax purposes (included herein irrespective of vesting date), options to purchase 331,717 shares of common stock (representing the portion of options to purchase a total of 509,217 shares of common stock that was exercisable as of April 18, 2013 or will become exercisable within 60 days thereof).  Ms. Cook is our Senior Vice President, Policy and Government Affairs.

(15) Includes 44,545 shares of common stock based on information from the Company’s proxy statement filed in connection with its 2012 annual meeting and Dr. Fuerst’s exercise of stock options in March 2013. Dr. Fuerst resigned on October 19, 2012 as our Chief Scientific Officer.

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  PROPOSAL 2

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY VOTE”)

Background

As required by Section 14A under the Securities Exchange Act of 1934, as amended, we will hold an advisory, non-binding vote to approve the compensation of our named executive officers as disclosed in the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this proxy statement.

The objectives of the Compensation Committee in establishing the Company’s compensation policy for executive officers are to:

•	compensate competitively in order to attract, retain and motivate a highly competent executive team dedicated to achieving the Company’s goals and strategic plans, which are designed to result in long-term growth in shareholder value;

•	tie individual compensation to individual performance and the success of the Company; and

•	align executive officers’ interests with those of the Company and its shareholders by providing long-term compensation opportunities through participation in the Company’s equity-based incentive compensation plan and/or any successor or other long-term incentive compensation plans as may be adopted from time to time.

The market for talented individuals in the biotechnology industry is highly competitive. The committee considers peer groups, survey data and, from time to time, advice from independent compensation consultants when determining PharmAthene’s compensation structure. The committee has structured compensation between base salary and cash bonuses such that approximately 40% of our CEO’s and 25% of our other executives’ total cash compensation is at risk. Non-cash compensation for executives is structured to provide a reward for corporate and individual performance. The committee believes that this approach provides an appropriate incentive that aligns the executive officer compensation with the Company’s long-term strategic and performance goals, and also retains and motivates key executive officers.

Board Recommendation

Our Board of Directors is asking stockholders to approve on an advisory, non-binding basis, the following resolution at the annual meeting:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on the Company or our Board. Although non-binding, the vote will provide information to our Board regarding investor sentiment about our executive compensation philosophy, policies and practices, which our Board will be able to consider when determining executive compensation for the years to come.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE EXECUTIVE COMPENSATION SECTION OF THIS PROXY STATEMENT.

42

PROPOSAL 3

ADVISORY VOTE REGARDING THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES (“FREQUENCY VOTE”)

Background

As required by Section 14A under the Securities Exchange Act of 1934, as amended, we will hold an advisory, non-binding vote regarding the frequency with which stockholders should have an opportunity to provide a say-on-pay vote. We are providing stockholders the option of selecting a frequency of every one, two or three years, or abstaining.

For the reasons described below, we recommend that our stockholders select a frequency of every three years.

•	Our executive compensation is designed in large part to support long-term value creation. A triennial vote will allow stockholders to better judge our executive compensation in relation to our long-term performance.

•	A triennial vote will provide our Board sufficient time to thoughtfully evaluate the results of the most recent say-on-pay vote, to discuss the implications of the vote with our stockholders and to develop and implement any changes to our executive compensation that may be appropriate in light of the vote.

•	A triennial vote will allow for any changes to our executive compensation to be in place long enough for stockholders to see and evaluate the effectiveness of these changes.

Board Recommendation

This vote is advisory, and therefore not binding on the Company or our Board. Although the vote is non-binding, our Board values the opinions that our stockholders express in their votes and will take into account the outcome of the vote when considering how frequently we should conduct future say-on-pay votes.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR “EVERY 3 YEARS” AS THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

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PROPOSAL 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Our Audit Committee has appointed Ernst & Young LLP (“E&Y”) as our independent registered public accountants for the fiscal year ending December 31, 2013 (the “E&Y Appointment”).  Although we are not required to have the stockholders ratify the selection of E&Y as our independent registered public accounting firm, we are doing so because we believe it is a matter of good corporate practice.  If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain E&Y but may retain such independent registered public accounting firm in any event.  Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of PharmAthene and its stockholders.  We do not anticipate representatives of E&Y being present at the Annual Meeting.

During the two most recent fiscal years and the interim period preceding the engagement of E&Y, the Company has not consulted with E&Y regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement or reportable event identified in paragraph (a)(1)(iv) of Item 304 of Regulation S-K.

Audit Fees, Audit Related Fees, Tax Fees and Other Fees

The following table sets forth the aggregate fees billed to the Company during the fiscal years ended December 31, 2012 and 2011 by E&Y:

	Fiscal 2012	Fiscal 2011

Audit Fees(1)	$493,111	$620,213
Audit Related Fees(2)	$84,142	$68,611
Tax Fees(3)	$73,866	$79,632
Total Fees	$651,119	$768,456

(1)  Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements included in our Annual Report on Form 10-K and review of the interim consolidated financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements.  For the fiscal years ended December 31, 2012 and 2011, fees for professional services billed by E&Y were $493,111 and $620,213, respectively.

(2)  Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”  This category includes fees related to non-routine SEC filings.  For the fiscal years ended December 31, 2012 and 2011, fees for professional services billed by E&Y were $84,142 and $68,611, respectively.

(3)  Tax Fees were billed for services including assistance with tax compliance and the preparation of tax returns, tax consultation services, assistance in connection with tax audits and tax advice related to mergers, acquisitions and dispositions.  For the fiscal years ended December 31, 2012 and 2011, fees for professional services billed by E&Y were $73,866 and $79,632, respectively.

44

Pre-Approval of Audit and Permissible Non-Audit Services

Our Audit Committee has considered whether the provisions of services described in the table above are compatible with maintaining auditor independence.  Our Audit Committee requires pre-approval of all audit and non-audit services in one of two methods, and each of the permitted non-auditing services described above has been pre-approved by the Audit Committee.  Under the first method, the engagement to render the services would be entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided (i) the policies and procedures are detailed as to the services to be performed, (ii) the Audit Committee is informed of each service, and (iii) such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management.  Under the second method, the engagement to render the services would be presented to and pre-approved by the Audit Committee (subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit).  The Chairman of the Audit Committee has the authority to grant pre-approvals of audit and permissible non-audit services by the independent registered public accounting firm, provided that all pre-approvals by the Chairman must be presented to the full Audit Committee at its next scheduled meeting.

Votes Required

Each share of our common stock has the right to cast one vote on the E&Y Appointment.  Ratification and approval of the E&Y Appointment requires the favorable vote of a majority of the shares of our common stock that are entitled to vote and are present in person or represented by proxy at the Annual Meeting.  As a result, abstentions from voting on the E&Y Appointment will have the same effect as a vote against the E&Y Appointment.  However, broker non-votes are considered not to be present for voting on the E&Y Appointment and, consequently, do not count as votes for or against the E&Y Appointment and are not considered in calculating the number of votes necessary for approval.

Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION PROPOSAL.

45

Other Information

Annual Report on Form 10-K

Our Annual Report on Form 10-K (including financial statements and the financial statement schedules but without exhibits) for our fiscal year ended December 31, 2012 accompanies this proxy statement but does not constitute a part of our proxy solicitation materials.   We will furnish additional copies of our Form 10-K, without charge, to any person whose vote is solicited by this proxy statement upon written request to the following address: PharmAthene, Inc., One Park Place, Annapolis, MD 21401, c/o Corporate Secretary.  In addition, upon written request, we will furnish a copy of any exhibit to our Form 10-K to any person whose vote is solicited by this proxy statement upon payment of our reasonable expenses incurred in connection with providing the copy of the exhibit.

Reports filed with the Securities and Exchange Commission

We maintain an internet website at www.pharmathene.com.  Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendment to those reports, are available free of charge on our website under the heading “Investor Relations” (see “SEC Filings”) immediately after they are filed with or furnished to the SEC.

Stockholder Proposals for 2014 Annual Meeting

In order for a stockholder proposal to be considered for inclusion in our proxy statement for the 2014 Annual Meeting pursuant to Rule 14a-8 of the SEC, the proposal must be received at the Company’s offices no later than the close of business on January 1, 2014 (120 days prior to the first anniversary of the date of this proxy statement). If we change the date of our 2014 Annual Meeting by more than 30 days from the date of the 2013 Annual Meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials.  Upon any determination that the date of the 2014 Annual Meeting will be advanced or delayed by more than 30 days from the date of the  2013 Annual Meeting, we will disclose the change in the earliest practicable Quarterly Report on Form 10-Q.

For any proposal that is not submitted for inclusion in next year’s proxy statement by the deadline identified above, Securities and Exchange Commission rules permit management to vote proxies in its discretion if the Company: (a) receives notice of the proposal more than 45 days prior to the anniversary of the date of this proxy statement and the Company advises stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter (subject to the right of the proposing stockholder to deliver a proxy statement and proxy of its own in compliance with the terms of Rule 14a-4(c)(2) under the Exchange Act), or (b) does not receive notice of the proposal at least 45 days prior to the anniversary of the date of this proxy statement. If we change the date of our 2013 Annual Meeting by more than 30 days from the date of the 2013 Annual Meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials.

Any stockholder who wishes to submit a stockholder proposal should send it to PharmAthene, Inc., One Park Place, Annapolis, MD 21401, c/o Corporate Secretary.

46

Householding

Beneficial owners of common stock who share a single address may receive only one copy of the Notice or the proxy materials, as the case may be, unless their broker, bank or nominee has received contrary instructions from any beneficial owner at that address.  This practice, known as “householding,” is designed to reduce printing and mailing costs.  If any beneficial owner(s) at such an address wish to discontinue householding and receive a separate copy of the Notice or the proxy materials, as the case may be, or if beneficial owners sharing an address who are currently receiving separate copies wish to receive only one copy, they may contact Broadridge, either by calling (800) 579-1639, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

By Order of the Board of Directors,

Mitchel Sayare, Ph.D. Chairman

47

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PharmAthene, Inc.
One Park Place
Annapolis, MD 21401	proxy

For The Annual Meeting To Be Held June 11, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby constitutes and appoints Mitchel Sayare and Eric I. Richman, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all the shares of Common Stock, par value $0.0001 per share, of PharmAthene, Inc. (the “Company”) of which the undersigned is the record holder, standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m., New York time, on Tuesday, June 11, 2013 at 1301 K Street, NW, East Tower, Sixth Floor, Washington, DC 20005, and at any adjournment or postponement thereof, in accordance with the instructions noted below, and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment or postponement thereof. Receipt of notice of such meeting, the proxy statement therefor dated May 9, 2013, and the Company’s annual report on Form 10-K for the year ended December 31, 2012 is hereby acknowledged.

This Proxy will be voted in accordance with the stockholder’s specifications hereon. In the absence of any such specification, this Proxy will be voted:

●	“FOR” each nominee for director;
●	“FOR” adoption of the resolution approving the compensation of the Company’s named executive officers, as described in the Executive Compensation section of the proxy statement;
●	“EVERY 3 YEARS” as the frequency of future advisory votes on the compensation of the Company’s named executive officers; and
●	“FOR” the proposal to ratify the appointment of Ernst & Young LLP as independent registered accounting firm for the Company for the fiscal year ending December 31, 2013.

If any other business is presented at the Annual Meeting, this proxy will be voted by the above-named proxies at the direction of a majority of the Board of Directors.  At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.  In addition, if the Annual Meeting is required to be adjourned for any reason, this proxy will be voted by the above-named proxies at the direction of a majority of the Board of Directors.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

Please mark your votes like this ☒

The undersigned hereby revokes any proxies heretofore given and directs said attorneys to act or vote as follows:

1.  Election of Directors:

01	John Gill
02	Brian A. Markison
03	Joel McCleary
04	Eric I. Richman
05	Jeffrey W. Runge, M.D.
06	Mitchel Sayare, Ph.D.
07	Derace L. Schaffer, M.D.
08	Steven St. Peter, M.D.

☐	Vote FOR all nominees listed (except as marked)	☐	Vote WITHHOLD AUTHORITY to vote for all nominees listed

FOR all nominees listed, except that authority to vote withheld for the following nominee(s): Write the number(s) of the nominee(s) in the box provided to the right.

2. Proposal to consider and provide an advisory vote to approve the compensation of our named executive officers as described in the proxy statement.	☐	For	☐	Against	☐	Abstain

3. Proposal to consider and provide an advisory vote regarding the frequency of holding future say-on-pay votes.	☐ Every 3 Years ☐ Every 2 Years ☐ Every Year	☐	Abstain

4. Proposal to ratify the appointment of Ernst & Young LLP as independent registered accounting firm for the Company for the fiscal year ending December 31, 2013.	☐	For	☐	Against	☐	Abstain

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Date

Signature

Signature

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, trustee, administrator, executor, guardian, etc., please indicate your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer, giving full title as such. If a partnership, please sign in full partnership name by authorized person.

Please complete and date this proxy and return it promptly

in the enclosed postage-prepaid envelope.